UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No. )

Filed by the Registrant ☑ Filed by a Party other than the Registrant ◻

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◻	Preliminary Proxy Statement

◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

◻	Definitive Additional Materials

◻	Soliciting Material Pursuant to §240.14a-12

miller industries, inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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◻	Fee paid previously with preliminary materials.

◻	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PROXY STATEMENT	Notice of Annual Meeting of Shareholders

NOTICE

OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF MILLER INDUSTRIES, INC.

You are cordially invited to the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Miller Industries, Inc., a Tennessee corporation (“Miller Industries” or the “Company”):

ITEMS OF BUSINESS:

1.	To elect seven directors to hold office until the annual meeting of shareholders in 2027, or until their successors are duly elected and qualified;
2.	To approve, on an advisory basis, the compensation of our named executive officers;
3.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026; and
4.	To transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

Only shareholders of record at the close of business on March 31, 2026 are entitled to notice of and to vote at the Annual Meeting. Your attention is directed to the proxy statement accompanying this notice for a complete statement regarding matters to be acted upon at the Annual Meeting.

By order of the Board of Directors

/s/ Frank Madonia

Executive Vice President, Secretary and General Counsel

Ooltewah, Tennessee

April 8, 2026

YOUR VOTE IS IMPORTANT

It is important that your shares be represented and voted. Please vote your shares by Internet, telephone or by signing, dating, and returning all proxy cards or instruction forms provided. A prompt response is appreciated.

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PROXY STATEMENT	TABLE OF CONTENTS

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PROXY STATEMENT	TABLE OF CONTENTS

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PROXY STATEMENT	TABLE OF CONTENTS

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PROXY STATEMENT	Proxy Summary

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2026

PROXY SUMMARY

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board” or the “Board of Directors”) of Miller Industries, Inc. (the “Company” or “Miller Industries”) for use at the Company’s 2026 annual meeting of shareholders (the “Annual Meeting”) to be held at the Hilton Garden Inn Hotel, 879 College Drive, Dalton, Georgia 30720, on Friday, May 22, 2026, at 9:00 a.m., Eastern Time, and any adjournments or postponements thereof. It is anticipated that this proxy statement and the accompanying proxy card will first be mailed to shareholders on or about April 10, 2026.

Only holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the close of business on March 31, 2026 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 11,371,730 shares of Common Stock. A list of all shareholders entitled to vote will be available for inspection at the Annual Meeting.

Voting Procedures

A majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining a quorum. Each outstanding share of Common Stock is entitled to one vote.

For all proposals in this proxy statement, abstentions are not considered “votes cast” and, therefore, will not have an effect on the results of the votes on any proposals in this proxy statement. Below are the proposals to be voted on at the Annual Meeting:

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PROXY STATEMENT	Proxy Summary

Proposal		Votes Required	Voting Options	Board Recommendation
1.	To elect seven directors to hold office until the annual meeting of shareholders in 2027, or until their successors are duly elected and qualified	Plurality (1)	For Withhold	FOR
2.	To approve, on an advisory basis, the compensation of our named executive officers	Majority (2)	For Against Abstain	FOR
3.	To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026	Majority (3)	For Against Abstain	FOR
(1)	The election of a nominee to the Board of Directors requires a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Therefore, for Proposal 1, to elect seven directors to our Board, the seven director nominees receiving the greatest number of votes at the Annual Meeting will be elected, even though such nominees may not receive a majority of the votes cast.
(2)	Proposal 2, to approve, on an advisory basis, the compensation of the Company’s named executive officers, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it. Proposal 2 is advisory and therefore is not binding on us, our Board, or our Compensation Committee.
(3)	Proposal 3, to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026, will be approved if the number of votes cast “for” such proposal exceeds those cast “against” it. Proposal 3 is advisory and therefore is not binding on us, our Board, or our Audit Committee.

Broker non-votes are not considered “votes cast” and, therefore, will not have an effect on the results of the vote with respect to any proposal in this proxy statement. A broker non-vote occurs when a proxy received from a broker or other nominee holding shares on behalf of a client does not contain voting instructions on a non-routine matter because the broker or nominee has not received specific voting instructions from the client with respect to such non-routine matter. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine”, except for the proposal to ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. Accordingly, the brokerage firm cannot vote your shares on those “non-routine” proposals without your instructions.

If you hold shares of Common Stock in your own name as holder of record as of the close of business on March 31, 2026, then you may give a proxy to be voted at the Annual Meeting in any of the following ways: (i) over the telephone by calling a toll-free number; (ii) electronically, using the Internet; or (iii) by completing, signing, and dating the enclosed printed proxy card and returning it in the postage-paid return envelope provided. If you are a shareholder of record and would like to submit your proxy vote by telephone or Internet, you should refer to the specific instructions provided on the enclosed proxy card. If you are a shareholder of record and wish to submit your proxy by mail, you should complete, sign, date, and return the proxy card in accordance with the instructions thereon prior to the Annual Meeting. Additionally, a holder of record may vote in person by attending the Annual Meeting and completing a ballot at the Annual Meeting. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you hold shares of Common Stock through a broker or other nominee (i.e., in “street name”), the broker or nominee should provide instructions on how you may instruct the broker or other nominee to vote those shares on your behalf.

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PROXY STATEMENT	Proxy Summary

A shareholder of record who votes over the Internet or by telephone may revoke the proxy by: (i) attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person; or (ii) voting again over the Internet or by telephone by no later than 11:59 p.m. (Eastern Time) on May 21, 2026. A shareholder of record who signs and returns a proxy card may revoke such shareholder’s proxy at any time before it has been exercised by: (i) attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person; (ii) filing with the Secretary of the Company a written revocation; or (iii) executing and delivering a timely and valid proxy card bearing a later date. Unless revoked, where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such choice. If no choice is specified, such shares will be voted in accordance with the Board’s recommendations on the proposals in this proxy statement, as set forth above, and in the discretion of the proxy holders on any other matter that may properly come before the meeting. If you hold shares of Common Stock in street name, you must follow the instructions given by your broker or nominee to change your voting instructions.

The Board of Directors has designated William G. Miller, William G. Miller II, and Frank Madonia, and each or any of them, to vote on its behalf the proxies being solicited hereby. The Board of Directors knows of no matters which are to be brought to a vote at the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

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PROXY STATEMENT	Proxy Summary

Environmental, Governance, and Human Capital Initiatives

ENVIRONMENT	We are committed to protecting our planet

We are committed to promoting a culture of environmental stewardship and conservation. We aim to limit our environmental impact through sustainable business practices and operational efficiencies that reduce waste, emissions, energy intensity, and resource depletion. We continually look for new ways to promote sustainable and environmentally-friendly practices at our production facilities to reduce our overall environmental impact and make our workplace safer for our employees.

GOVERNANCE	We live by our Code of Conduct

A strong emphasis is placed on ethics and compliance, as evidenced by our Code of Conduct. This Code of Conduct applies to all directors, officers, and employees, and serves to reinforce our core values throughout our operations, and is our main guide to fostering an inclusive, transparent, and engaged company culture.

HUMAN CAPITAL	We are committed to protecting and supporting our employees

At Miller Industries, Inc., we put our people first. Our employees are the foundation of our continuous success, driving forward the growth and development of our Company.

Our employees’ feedback on any aspect of our business is essential to Miller Industries’ performance. We consistently engage our employees through various channels, including an annual general survey, pulse surveys on an as-needed basis, townhalls with senior leadership, focus groups, and more. During these engagements, we focus on soliciting feedback and turning it into actionable items. The process creates a strong corporate culture in which employees play an integral role in our business.

We are also focused on culture and talent, equity, and inclusion as well as employee health and safety.

Our culture is rooted in our values and behaviors, based on treating others the way we would like to be treated and fostering a work environment that is inclusive, fair, and engaged. Providing a positive work environment supports our ability to attract, retain, and develop our employees and enables business performance.

We put our people first. We are committed to fostering a healthy and safe work environment, where every employee is well-supported and trained to responsibly follow company practices and processes.

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PROXY STATEMENT	Corporate Governance

CORPORATE GOVERNANCE

Governance Highlights

We believe that strong governance principles, policies, and practices contribute to better results for our shareholders.

Key elements of our corporate governance framework include the following:

CORPORATE GOVERNANCE FRAMEWORK
✓	Annual election of directors	✓	Lead Independent Director
✓	A majority (5 out of 7) of the members of the Board are independent	✓	Our directors have a diversity of skills, experience, and backgrounds
✓	Annual “say-on-pay” vote	✓	All Audit Committee members are financially literate and one member is an “audit committee financial expert”
✓	No shareholder rights (“poison pill”) plan	✓	Overboarding policy that limits our directors from serving on more than two other public company boards and on more than one private company board
✓	Our director attendance for Board and Board Committee meetings has been at least 75% for every meeting since 2013	✓	Periodic Board and Committee performance evaluations
✓	Shareholders holding at least 15% of outstanding shares may call a special meeting of shareholders	✓	Single class of voting stock
✓	Anti-hedging and anti-pledging policy for executive officers and directors	✓	All Audit, Compensation, and Governance & Sustainability Committee Chairs and members are independent
✓	Our Corporate Governance Guidelines provide that the Board expects that when a Chairperson or CEO resigns from that position, he or she will also resign from the Board	✓	Our Code of Conduct applies to all our directors, executive officers, and employees

Director Nominations

The Governance & Sustainability Committee and the Board of Directors seek to ensure that the Board is comprised of a highly capable group of directors who collectively provide a significant breadth of experience, knowledge, and ability to effectively satisfy its oversight responsibilities and represent the interest of shareholders, enhance shareholder value, and reflect our corporate values of integrity, honesty, and adherence to high ethical standards.

In recruiting and evaluating new director candidates, the Governance & Sustainability Committee assesses candidates’ independence, as well as the candidates’ background and experience, and current board needs. The Company values diversity of skills, experience and background, and endeavors to have a Board representing diverse experience at policy-making levels in business, education, or areas that are relevant to the Company’s business. Each of the Company’s directors possesses high ethical standards, acts with integrity, and exercises careful, mature judgment. In addition, our directors are knowledgeable and experienced in one or more business, governmental, or civic endeavors, which further qualifies them for service as members of the Board. Alignment with our shareholders is important in building long-term value for the Company over time.

In addition, in determining whether to nominate an existing director for re-election to the Board of Directors, the Governance & Sustainability Committee considers and reviews the existing director’s past attendance at Board and committee meetings, and the director’s participation in, and contributions to, the activities of the Board.

The Governance & Sustainability Committee also considers the number of other public company boards and private company boards on which each existing director and each director nominee serves. Each director is expected to spend the time and effort necessary to properly discharge such director’s responsibilities as a member of the Board and, if applicable,

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PROXY STATEMENT	Corporate Governance

any Board committee(s) on which he or she serves. See “Director Commitments” below for limitations imposed by the Company’s Corporate Governance Guidelines on service by directors on the boards of other companies.

The Board has not adopted any term limit or established any retirement age for directors. The Board believes that longer‐serving directors with experience and institutional knowledge bring critical skills and insights to the boardroom, and that imposing director term limits would implicitly discount the value of experience and continuity on the Board. Accordingly, while director tenure is taken into consideration when making nomination decisions, the Board does not impose limits on director tenure because it believes that doing so could deprive it of the valuable contributions of some of its most experienced members based on an arbitrary determination.

The Governance & Sustainability Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for director nominations set forth in Article I, Section 1.2, of the Company’s bylaws and applicable law. The process for evaluating nominees put forth by shareholders does not differ from the process used to evaluate the slate of directors put forth by the Company.

Board Leadership Structure

The Board of Directors is responsible for overseeing and directing the management of the Company. Mr. William G. Miller serves as the Executive Chairman of the Board, Mr. Theodore H. Ashford III serves as the Lead Independent Director, and Mr. William G. Miller II serves as Chief Executive Officer of the Company. Each of the standing committees of the Board of Directors, the Audit Committee, the Compensation Committee, and the Governance & Sustainability Committee, is chaired by, and comprised entirely of, independent directors. In addition, the Board schedules executive sessions of the independent directors that are presided over by the Lead Independent Director at the quarterly Board meetings.

The Board recognizes that, when the Chair of the Board is not an independent director, a strong lead independent director with a clearly defined role and set of responsibilities is paramount for constructive and effective independent leadership. Pursuant to the Company’s Corporate Governance Guidelines, the Lead Independent Director’s primary responsibilities include, among others, (i) providing leadership for the Board in discharging its duties, responsibilities, and obligations, (ii) acting as a liaison between the independent directors, the Chairperson, and the Chief Executive Officer, (iii) presiding over meetings of the non-management directors, (iv) providing input to the Chairperson and the CEO on the frequency of Board meetings and the content of Board meeting agendas, (v) advising the Chairperson and CEO on the quality, quantity, appropriateness, and timeliness of information provided to the Board, and (vi) performing such other functions as may be requested by the Board, the Chairperson, or the CEO. The establishment of a Lead Independent Director with robust functions, authority, and responsibilities reflects the Board’s commitment to strong corporate governance. The complete responsibilities of the Lead Independent Director are specified in the Company’s Corporate Governance Guidelines, which are available on the Company’s Investor Relations website, in the “Corporate Governance” section at www.millerind.com/investors. Mr. Ashford has been a director of the Company since 2010 and has served as our Lead Independent Director since 2023.

The Board of Directors believes that separating the positions of Chairman of the Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman of the Board, along with the Lead Independent Director, to lead our Board of Directors in its fundamental role of providing advice to, and oversight of, management. Our Board of Directors recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. Although we do not have a policy mandating the separation of the roles of Chairman and the Chief Executive Officer, our Board of Directors believes that having separate positions, along with the valuable component of a Lead Independent Director, is the appropriate leadership structure for the Company at this time.

Board and Shareholder Meeting Attendance

The Board is currently composed of seven directors, five of whom are independent directors under the New York Stock Exchange (“NYSE”) listing rules. During fiscal 2025, the Board met six times. During fiscal 2025, each director who served on the Board attended at least 75% of the meetings of the Board and the committees on which he or she served. It is the Board’s policy that directors are encouraged, but not required, to attend the annual meeting of shareholders. All of

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PROXY STATEMENT	Corporate Governance

our then-serving directors who were standing for re-election to the Board attended the 2025 annual meeting of shareholders.

Board Committees

The Board has established the Audit Committee, Compensation Committee, and Governance & Sustainability Committee to assist it in discharging its responsibilities. The Board may appoint other committees from time to time. Each committee has a written charter and all such charters, as well as the Company’s corporate governance guidelines, are available on the Company’s Investor Relations website, in the “Corporate Governance” section at www.millerind.com/investors, and will be provided in print to any shareholder who submits a request in writing to Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee, 37363.

The current membership of each committee and its primary responsibilities, as well as the number of meetings held by each of these committees during fiscal 2025, are described below.

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PROXY STATEMENT	Corporate Governance

2024	◾ ◾ ◾ ◾ ◾ ◾ compliance with legal and regulatory requirements.
AUDIT COMMITTEE MEMBERS ▪ Mr. Ashford* ▪ Mr. Jackson ▪ Dr. Reyes ▪ Dr. Sweeney (Chair) ▪ Ms. Walton MEETINGS IN FY 2025: 6

Roles and Responsibilities:

The Audit Committee provides assistance to the Board in fulfilling its oversight responsibilities with respect to:

◾
Matters involving the Company’s accounting, auditing, financial reporting, internal controls, and disclosure controls and procedures;
◾
The integrity of the Company’s financial statements and other financial information;
◾
The independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function and independent auditor;
◾
The Company’s cyber and information security risks; and
◾
The Company’s legal and regulatory compliance and ethics.

All members of the Audit Committee meet independence requirements within the meaning of Securities and Exchange Commission (“SEC”) and NYSE listing standards.

In addition, all members of the Audit Committee are “financially literate” within the meaning of the NYSE listing standards.

* Mr. Ashford qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

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PROXY STATEMENT	Corporate Governance

COMPENSATION COMMITTEE MEMBERS ▪ Mr. Ashford ▪ Mr. Jackson ▪ Dr. Reyes (Chair) ▪ Dr. Sweeney ▪ Ms. Walton MEETINGS IN FY 2025: 4

Roles and Responsibilities:

The Compensation Committee discharges the Board’s responsibilities with respect to approving and monitoring the executive compensation plans, policies, and programs of the Company and performance assessment of senior executives. The Compensation Committee also oversees the Company’s succession planning for the CEO and other executive officers, as well as advises management on other significant human resources matters. Its duties include:

◾
Evaluating the performance of the CEO;
◾
Reviewing and approving the compensation of our executive officers;
◾
Granting equity incentive awards under the Company’s equity incentive plan;
◾
Managing compliance with laws affecting executive compensation, including the rules and regulations of the SEC and the NYSE;
◾
Reviewing, approving, and monitoring compliance with any Company clawback policy in effect from time to time;
◾
Reviewing, approving, and overseeing compliance with stock ownership guidelines applicable to executive officers of the Company;
◾
Advising and consulting with the Board and management on succession planning for the CEO;
◾
Reviewing and providing guidance to management regarding Company policies, programs, and practices related to talent management and development for executive officers and senior management; and
◾
Retaining external consultants or advisors as deemed necessary or advisable.

All members of the Compensation Committee meet independence requirements within the meaning of the NYSE listing standards.

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PROXY STATEMENT	Corporate Governance

GOVERNANCE & SUSTAINABILITY COMMITTEE MEMBERS ▪ Mr. Ashford ▪ Mr. Jackson ▪ Dr. Reyes ▪ Dr. Sweeney ▪ Ms. Walton (Chair) MEETINGS IN FY 2025: 4

Roles and Responsibilities:

The Governance & Sustainability Committee leads the adoption and implementation of effective principles of corporate governance, and assists the Board in evaluating and recommending director nominees, reviewing the Company’s corporate governance framework, and overseeing the Company’s commitment to corporate sustainability matters. Its duties include:

◾
Evaluating policies and procedures for identifying and evaluating director nominees;
◾
Reviewing director succession planning, including identifying and evaluating individuals qualified to become Board members, and recommending to the Board director nominees for the next annual meeting of shareholders;
◾
Establishing a process by which shareholders are able to communicate with members of the Board;
◾
Making recommendations to the Board regarding the compensation of directors;
◾
Developing and recommending to the Board a corporate governance policy;
◾
Making recommendations to the Board regarding Board and Board committee organization, membership, and function;
◾
Reviewing, approving, and overseeing compliance with stock ownership guidelines applicable to non-employee directors of the Company; and
◾
Overseeing the Company’s commitment to its sustainability policies, goals, performance metrics, and other matters relating to sustainability issues or topics.

All members of the Governance & Sustainability Committee meet independence requirements within the meaning of the NYSE listing standards.

Director Independence

Pursuant to our corporate governance guidelines and NYSE rules, the Board must have a majority of directors who meet the standards for independence. Our corporate governance guidelines provide that, to be independent, the Board must determine that a director has no material relationship with the Company other than as a director. The Board must determine, based on a review of the relevant facts and circumstances, whether each director satisfies the criteria for independence. The Board undertook an annual review of director and director nominee independence. The Board process was designed to identify any transactions and relationships between each director and director nominee, or any member of his or her immediate family, and the Company, its subsidiaries, and affiliates known to the Company. The Board also considered whether there were any transactions or relationships between directors, director nominees, or any member of their immediate family.

The Board of Directors has determined that five out of seven of the current members of the Board of Directors are “independent”, as defined under applicable federal securities laws and the listing standards of the NYSE. The independent directors are Messrs. Ashford and Jackson, Drs. Reyes and Sweeney, and Ms. Walton. The Board has also determined that all committee members are “independent” under applicable listing standards of the NYSE and federal securities laws for committee memberships, including with respect to serving on a Compensation Committee, and that each member of the Audit Committee also meets the additional independence criteria set forth in Rule 10A- 3(b)(1) under the Exchange Act.

Board’s Role in Risk Oversight

Management is responsible for the day-to-day management of risks the Company faces, while the Board, as a whole and through its committees, has responsibility for the oversight of risk management. The Board believes that full and open

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PROXY STATEMENT	Corporate Governance

communication between management and the Board is essential for effective risk management and oversight. The Board receives regular reports from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, strategic, information technology, environmental, competitive and reputational risks. The Board’s risk management includes reviews of cybersecurity vulnerability and the actions necessary to enhance the security of the Company’s information systems. The Board also considers geopolitical risks that may impact the Company. Additionally, management is available to address any questions or concerns raised by the Board on risk management and any other related matters.

While the Board is ultimately responsible for risk oversight at the Company, our three Board committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, cybersecurity and information security, and compliance with legal and regulatory requirements, and, in accordance with the NYSE rules, discusses policies with respect to risk assessment and risk management. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and succession planning for the Company’s executive officers. The Governance & Sustainability Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for the Company’s directors, corporate governance, and sustainability matters.

A summary of the allocation of general risk oversight among management, the Board, and the Board Committees follows below:

Board of Directors Oversight of Risks
Audit Committee	Compensation Committee	Governance & Sustainability Committee

Oversees the management of risks related to financial statement integrity and reporting, internal control over financial reporting, cybersecurity and information security, and compliance with legal and regulatory requirements.

Assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs, and succession planning for our executive officers.

Oversees the management of risks related to our Board and committee structure, the Board’s succession planning, corporate governance, and sustainability matters.
Management Identification, assessment, and management of risks

Director Commitments

To ensure that each director does not have other board commitments that would impair a director’s ability to fulfill his or her duties on the Board, the Board has adopted limitations on the number of public and private company boards on which a director may serve. Accordingly, under the Company’s Corporate Governance Guidelines, unless the Board determines that the carrying out of a director’s responsibilities to the Company will not be adversely affected by the director’s other directorships, directors are limited to serving on not more than two boards of other public companies in addition to the Company’s Board, and not more than one board of a private company.

Communication with Director(s)

We have a well-developed shareholder engagement program that emphasizes year-round shareholder engagement and direct communication with our Board. The ways in which we communicate with our investors throughout the year include

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PROXY STATEMENT	Corporate Governance

quarterly earnings releases and earnings conference calls, SEC filings, sustainability reports, investor conferences, press releases, bi-annual or annual investor meetings, and our website.

Shareholders and other interested parties may communicate with any non-management director of the Board, committee of the Board, individual director, or the independent directors as a group, by writing to the Board of Directors, Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363. Communications from shareholders will be distributed to the entire Board unless addressed to a particular committee, director, or group of directors.

Code of Conduct

We have adopted a Code of Conduct applicable to all of our directors, officers, and employees. Our Code of Conduct sets out our expectations regarding the treatment of our team members, customers, and the communities in which we operate, as well as our commitment to product quality, ethical and legal sourcing of our materials, and acting with integrity for our investors. Our Code of Conduct is available on the Company’s Investor Relations website, in the “Corporate Governance” section at www.millerind.com/investors. A copy of the Code of Conduct can also be obtained in print, free of charge upon request to Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

Policy on Transactions with Related Persons

We have adopted a written policy that the Audit Committee must approve or ratify any “related person transactions” (transactions exceeding $120,000 in which Miller Industries is a participant and any related person has a direct or indirect material interest). “Related persons” include our directors, nominees for election as a director, persons controlling over 5% of our common shares, executive officers, and the immediate family members of each of these individuals.

Once a related person transaction is identified, the Audit Committee will review all relevant facts and circumstances and determine whether to approve the transaction. The Audit Committee will take into account such factors as it considers appropriate, including the material terms of the transaction, the nature of the related person’s interest in the transaction, the significance of the transaction to the related person and to us, the nature of the related person’s relationship with us, and whether the transaction would be likely to impair the judgment of a director or executive officer to act in our best interest. Under the Audit Committee charter, no member of the Audit Committee may participate in any review of a transaction in which the member or any of his or her family members is the related person.

If advance approval of a transaction is not practicable, the Audit Committee will consider the transaction for ratification at its next regularly scheduled meeting. After its review, the Audit Committee will only approve or ratify those transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders.

Related Person Transactions

During 2025, there were no transactions, and there are no currently proposed transactions, involving an amount exceeding $120,000 in which Miller Industries, Inc., was, or is a participant, and in which any related person had or will have a direct or indirect material interest, except the following ongoing transaction, which has been reviewed and approved by the Audit Committee:

●	Vincent Tiano, who serves as an executive officer of the Company, has a son who is employed by the Company assisting the Chief Executive Officer and the Chief Financial Officer with strategic planning and investor relations. His total compensation during 2025 was approximately $239,000.

Securities Trading Policy/Policy on Hedging and Pledging of Shares

We have adopted a Securities Trading Policy governing the purchase, sale, and other dispositions of our securities by our directors, officers, and certain employees. We believe the Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards applicable to the Company. The Securities Trading Policy, among other things, prohibits persons covered by the policy from trading in the Company’s

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PROXY STATEMENT	Corporate Governance

securities while in possession of material nonpublic information relating to the Company, other than in connection with a Rule 10b5-1 plan adopted in compliance with the policy. The policy also provides for blackout periods and pre-clearance procedures for directors, officers, and other persons subject to such procedures.

Our Securities Trading Policy also prohibits our directors, executive officers and certain employees from entering into hedging or monetization transactions that are designed to hedge against a decrease in the price of the Company’s securities, such as collars, equity swaps, prepaid variable forward contracts and exchange funds. The policy also prohibits our executive officers and directors from pledging our securities as collateral for a loan or other obligation.

Excess Incentive Based Compensation Recoupment Policy

We have adopted an Excess Incentive-Based Compensation Recoupment Policy – also known colloquially as a “clawback” policy – in accordance with SEC rules and NYSE listing standards. Pursuant to the policy, incentive-based compensation awarded to, earned by, or vested with any of our current or former executive officers is subject to recoupment by the Company to the extent it exceeds the compensation that otherwise would have been awarded to, earned by, vested with, or received by that current or former executive officer but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the Company. Under the policy, any recoupment is limited to excess compensation received by the current or former executive officer during the three completed fiscal years preceding the date the Company is required to prepare the accounting restatement. No finding of fault of the current or former executive officer is required. The Compensation Committee of the Board has the exclusive power and authority to administer the policy, including to interpret the policy’s provisions and to make all determinations deemed necessary or advisable for the policy’s administration.

17

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

PROPOSAL 1 – ELECTION OF DIRECTORS

Pursuant to the Company’s charter and bylaws, the Board of Directors has fixed the number of directors at seven directors. The members of the Board of Directors comprise a single class, and at each annual meeting of shareholders all directors are elected. The directors elected at the Annual Meeting will serve until the annual meeting of shareholders in 2027, or until their successors are duly elected and qualified. The Board of Directors may fill directorships resulting from vacancies and may increase or decrease the number of directors to as many as fifteen or as few as three. Executive officers are appointed annually and serve at the discretion of the Board of Directors.

Upon the recommendation of the Governance & Sustainability Committee, the Board of Directors has nominated Lead Independent Director Theodore H. Ashford III, Peter Jackson, Executive Chairman of the Board William G. Miller, William G. Miller II, Dr. Javier Reyes, Dr. Susan Sweeney, and Leigh Walton, who are all current members of the Board of Directors, for election as directors at the Annual Meeting. See “Corporate Governance – Director Nominations” above for a discussion of factors considered by the Governance & Sustainability Committee in arriving at its recommendations. Each such nominee has consented to be named herein and to serve as a director, if elected.

Unless contrary instructions are received, shares of Common Stock represented by duly executed proxies will be voted in favor of the election of each of the seven nominees named above to constitute the entire Board of Directors. The Board of Directors has no reason to expect that any nominee will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration.

Directors are elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors. The seven nominees receiving the highest number of votes cast “for” will be elected.

Information concerning the nominees for election, based on data furnished by them, is set forth below. The Board of Directors has determined that Messrs. Ashford and Jackson, Drs. Reyes and Sweeney, and Ms. Walton are independent directors under the listing standards of the NYSE.

✓	The Board recommends that you vote FOR the election of each of the director nominees.

18 | 2026 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Director Nominees

Theodore H. Ashford III Age 62 Director since: 2010 Lead Independent Director Board Committees: ▪ Audit Committee ▪ Compensation Committee ▪ Governance & Sustainability Committee	Chief Executive Officer of Ashford Capital Management, Inc.
Other Current Public Directorships None

Professional Experience

◾
Chief Executive Officer of Ashford Capital Management, Inc. (“ACM”) from October 2011 to present; Chief Investment Officer since 2007 and President since 2001. Mr. Ashford served as an investment analyst for ACM from 1994 to 2001.
◾
Prior to ACM, Mr. Ashford worked for International Management Group.

Qualifications

Mr. Ashford brings to the Board valuable operations and leadership expertise. Mr. Ashford has experience as chief executive officer, advisory expertise, financial analysis skills, and a global perspective, with extensive international travel evaluating companies and markets around the world. We believe his global perspective and experiences, qualifications, attributes, and skills qualify Mr. Ashford to serve as a member of our Board.

In August 2023, Mr. Ashford was elected as the Lead Independent Director of the Board.

19

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Peter Jackson Age 57 Director since: 2023 Independent Director Board Committees: ▪ Audit Committee ▪ Compensation Committee ▪ Governance & Sustainability Committee	Managing Partner and Executive Vice President of Providence Consulting Group, Ltd.
Other Current Public Directorships None

Professional Experience

◾
Founding partner of Providence Consulting Group, Ltd. (PCG) from 2016 to present. Mr. Jackson has played a pivotal role in shaping PCG’s vision and driving its growth as a leader in digital transformation, consulting services, and enterprise-wide innovation.
◾
Prior to PCG, Mr. Jackson served as a Practice Director at Business & Decision North America from 2008 to 2016, a Solution Architect for Infor from 2006 to 2008, and a Solution Architect for Baan Company from 2000 to 2006.

Qualifications

Mr. Jackson brings to the Board over 29 years of experience spanning manufacturing, enterprise software implementation, system solutions development, cybersecurity, and business suitability solutions, including extensive expertise across industries such as automotive, aerospace and defense, high-tech, and industrial equipment manufacturers. Mr. Jackson’s skillset encompasses enterprise resource planning systems, supply chain optimization, artificial intelligence strategies, organizational change management, and cybersecurity risk mitigation. Additionally, he has pioneered initiatives that align technology solutions with business objectives, ensuring clients adopt fit-for-purpose systems that support operational excellence and long-term scalability. We believe these experiences, qualifications, attributes, and skills qualify Mr. Jackson to serve as a member of our Board.

20 | 2026 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

William G. Miller Age 79 Director since: 1994 Executive Chairman of the Board	Executive Chairman of the Board and Founder of Miller Industries, Inc.
Other Current Public Directorships None

Professional Experience

◾
Founder and Chairman of the Board of Directors of Miller Industries, Inc., from 1994 to present, Co-Chief Executive Officer from October 2003 to March 2011, Chief Executive Officer from April 1994 to June 1997, Co-Chief Executive Officer from June 1997 to November 1997, and President from April 1994 to June 1996.
◾
Prior to founding Miller Industries, Inc., Mr. Miller served as Chairman of Miller Group Inc., from August 1990 to May 1994, Chief Executive Officer from March 1993 until May 1994, and President from August 1990 to March 1993.
◾
Prior to that, Mr. Miller served in various management positions for Bendix Corporation, Neptune International Corporation, Wheelabrator-Frye Inc., and The Signal Companies, Inc.

Qualifications

As Executive Chairman of the Board of Directors and founder of Miller Industries, Inc., Mr. Miller brings to the Board over 30 years of experience with the Company. Mr. Miller has an in-depth knowledge and understanding of the Company and its operations and brings that knowledge to the Board of Directors. Prior to founding Miller Industries, Inc., Mr. Miller served in various leadership positions at various companies. We believe these experiences, qualifications, attributes, and skills qualify Mr. Miller to serve as a member of our Board.

21

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

William G. Miller II Age 47 Director since: 2014	President and Chief Executive Officer of Miller Industries, Inc.
Other Current Public Directorships None

Professional Experience

◾
President and Chief Executive Officer of Miller Industries, Inc., from March 2022 to present, Co-Chief Executive Officer from December 2013 to March 2022, President from March 2011 to March 2022, and Southeast Regional Vice President of Sales of Miller Industries Towing Equipment Inc., from November 2009 to February 2011.
◾
Prior to that, Mr. Miller II served as Vice President of Strategic Planning from October 2007 to November 2009; he was instrumental in the development and construction of the Company’s light-duty wrecker facility and then served as the General Manager of the light-duty product line and facility from 2004 to 2007, project leader of satellite trailers for military applications for Datapath, Inc., from 2003 to 2005, and District Sales Manager for Miller Industries Towing Equipment Inc., from 2002 to 2006.

Qualifications

As President and Chief Executive Officer of the Company, Mr. Miller II brings to the Board of Directors over 20 years of experience in a variety of leadership positions with Miller Industries, Inc., and a strategic perspective as a member of the Company’s executive team. In addition, Mr. Miller II contributes valuable insight into the strategic direction of the Company and provides essential guidance to the Board of Directors based on his intimate knowledge of the business and day-to-day operations of the Company. We believe these experiences, qualifications, attributes, and skills qualify Mr. Miller II to serve as a member of our Board.

22 | 2026 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Dr. Javier Reyes Age 51 Director since: 2023 Independent Director Board Committees: ▪ Audit Committee ▪ Compensation Committee (Chair) ▪ Governance & Sustainability Committee	Chancellor of the University of Massachusetts Amherst
Other Current Public Directorships City Holding Company - the holding company of City National Bank of West Virginia (NASDAQ: CHCO)

Professional Experience

◾
Chancellor of the University of Massachusetts Amherst from July 2023 to present, and Interim Chancellor at the University of Illinois from July 2022 to July 2023.
◾
Prior to his promotion to Interim Chancellor, Dr. Reyes served as Provost and Vice Chancellor for Academic Affairs.
◾
Dr. Reyes served as Milan Puskar Dean of the John Chambers College of Business and Economics at West Virginia University from 2016 to July 2021. While at West Virginia University, Dr. Reyes served as Vice President for Start-up West Virginia from November 2018 until July 2021.
◾
Prior to that, Dr. Reyes served in various positions at the University of Arkansas, as well as having served as a grant reviewer for the National Science Foundation and an invited academic scholar for the International Monetary Fund and the European Bank for Reconstruction and Development.
◾
Dr. Reyes has experience in investment banking and has been a visiting scholar at several international institutions.
◾
Dr. Reyes is a National Trustee for the Field Museum in Chicago and has served on the national board of directors for the Association for Latino Professionals for America (ALPFA) and the national board of directors for the University Professionals in Continuing Education Association (UPCEA). Dr. Reyes also serves on the board of City Holding Co. (NASDAQ: CHCO).

Qualifications

Dr. Reyes brings to the Board of Directors innovative and dynamic leadership with experience in international trade and finance, monetary policy and over 20 years of experience in academia, providing him with keen perspectives into the future of the workforce, exceptional management skills, and a diverse viewpoint on socioeconomic issues. We believe these experiences, qualifications, attributes, and skills qualify Dr. Reyes to serve as a member of our Board.

23

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Dr. Susan Sweeney Age 62 Director since: 2023 Independent Director Board Committees: ▪ Audit Committee (Chair) ▪ Compensation Committee ▪ Governance & Sustainability Committee	Executive Vice President and Chief Human Resource Officer of Virginia Transformer Corp.
Other Current Public Directorships None

Professional Experience

◾
Executive Vice President and Chief Human Resource Officer of Virginia Transformer Corp. since April 2025.
◾
Chief Human Resource Officer for Enpro Inc. from 2020 to 2022. Prior to taking this position, Dr. Sweeney held the position of Division President of GGB Bearing Technology (GGB), which was then an Enpro subsidiary, for seven years with strategy and P&L responsibility in North America, South America, Europe, and Asia.
◾
Prior to that, Dr. Sweeney served as an executive with General Motors Company with responsibilities focused on assembly, engineering, supply chain, quality, and site management at multiple locations in the United States and Canada.

Qualifications

Dr. Sweeney brings to the Board extensive manufacturing expertise and experience leading global teams and solving complex business issues, as well as significant experience in workforce development. Through her former position as Division President of GGB, Dr. Sweeney brings leadership experience and a thorough and insightful perspective to a wide range of financial, regulatory, and risk management issues. Additionally, Dr. Sweeney’s experience in executive-level roles at companies in other industries further demonstrates her leadership capability and broad knowledge of financial and operational issues that companies face. We believe these experiences, qualifications, attributes, and skills qualify Dr. Sweeney to serve as a member of our Board.

24 | 2026 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Leigh Walton Age 75 Director since: 2020 Independent Director Board Committees: ▪ Audit Committee ▪ Compensation Committee ▪ Governance & Sustainability Committee (Chair)	Partner at Bass, Berry & Sims, PLC
Other Current Public Directorships None

Professional Experience

◾
Partner at Bass, Berry & Sims, PLC.
◾
Served for three years as Chair of the American Bar Association’s Mergers & Acquisitions Committee, an organization with over 5,000 members in 40 countries.
◾
In September 2019, Ms. Walton was elected as a member of the American College of Governance Counsel, a professional, educational, and honorary association of lawyers widely recognized for their achievements in the field of corporate governance.

Qualifications

Ms. Walton brings to the Board over 40 years of expertise advising companies in the areas of corporate governance, mergers & acquisitions, private equity transactions, and securities offerings. Ms. Walton also has extensive background in public company board responsibilities, processes, and dynamics through her service as an advisor to numerous public company boards over many years. Ms. Walton was also recognized for her achievements in the field of corporate governance. We believe these experiences, qualifications, attributes, and skills qualify Ms. Walton to serve as a member of our Board.

Director Compensation for Fiscal 2025

Our non-employee director compensation program is designed to attract and retain experienced and knowledgeable directors. During 2025, non-employee directors received annual compensation comprised of a cash component and an equity component.

In 2022, the Governance & Sustainability Committee, with input from its independent compensation consultant at the time, Pearl Meyer & Partners, LLC (“Pearl Meyer”), adopted a new compensation program for the Company’s non-employee directors. Under the Company’s 2023 Non-Employee Director Stock Plan, each non-employee director may be granted an award of restricted shares of Common Stock, restricted stock units, fully-vested shares of Common Stock, and non-statutory stock options on the first business day after each annual meeting of shareholders of the Company.

Pursuant to the Company’s non-employee director compensation program, during fiscal 2025, each non-employee director received: (i) an annual cash payment of $95,000, and (ii) an annual equity award of restricted stock units valued at $80,000 based on the closing price of the Company’s Common Stock on the date of grant, in each case, as compensation for service on the Board.

In addition, during 2025, the Lead Independent Director, the Audit Committee Chair, the Compensation Committee Chair, and the Governance & Sustainability Committee Chair each received an annual cash payment of $20,000, $20,000, $15,000, and $10,000, respectively, for serving in such capacity.

Under the Company’s non-employee director compensation program, each non-employee director was granted 1,804 restricted stock units as compensation for service on the Board during 2025 based on the closing price of the Company’s Common Stock on the NYSE on May 23, 2025, which was $44.34. Each restricted stock unit represents a contingent right to receive one share of Common Stock and vests on the earlier of (i) the day immediately prior to the Company’s next annual meeting of shareholders or (ii) the first anniversary of the grant date, so long as the director’s service with the Company has not earlier terminated.

25

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Until the restricted stock units become vested and nonforfeitable, the restricted stock units may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise), except by will or the laws of descent and distribution, and shall not be subject to execution, attachment or similar process.

The Board approves non-employee director compensation based on recommendations of the Governance & Sustainability Committee. The following table sets forth the total compensation earned or paid to each non-employee director for fiscal 2025:

Name (1)	Fees Earned or Paid in Cash (2)	Stock Awards (3)	All Other Compensation (4)	Total
Theodore H. Ashford III (5)	$115,000	$80,000	$1,368	$196,368
A. Russell Chandler III (6)(7)	45,833	32,000	286	78,119
Peter Jackson	95,000	80,000	1,368	176,368
Dr. Javier Reyes (7)	103,750	80,000	1,368	185,118
Jill Sutton (8)	39,583	32,000	286	71,869
Dr. Susan Sweeney (9)	115,000	80,000	1,368	196,368
Leigh Walton (10)	105,000	80,000	1,368	186,368
(1)

Messrs. Miller and Miller II served as directors of the Company during fiscal 2025 but are excluded from director compensation table, as each is an employee and Named Executive Officer of the Company and, therefore, did not receive additional compensation for their services as members of the Board of Directors during 2025. Please see “Executive Compensation Tables – 2025 Summary Compensation Table” for the compensation received by Messrs. Miller and Miller II for their service as Named Executive Officers during 2025.

(2)

Represents the annual retainer fee of $95,000 earned for fiscal 2025 and paid quarterly in arrears, plus any Lead Independent Director and/or Committee Chair annual cash payments, as further noted in footnotes (5), (7), (9), and (10) below.

(3)

Represents the annual award of restricted stock units valued at $80,000 earned by each non-employee director for fiscal 2025. Amounts for restricted stock units reflect the full grant date fair value in accordance with FASB ASC 718. The grant date fair values were calculated using the full market value of the shares underlying the restricted stock units at the date of grant. As of December 31, 2025, each of the non-employee directors held 1,429 time-based restricted stock units.

(4)

Consists solely of the dollar value of any dividends accrued on unvested time-based restricted stock units that were granted in June 2024 and May 2025. No amounts are indicated for perquisites and other personal benefits, as the value did not exceed $10,000 for any individual non-employee director.

(5)	The Lead Independent Director receives an annual cash payment of $20,000 for serving on the Board of Directors.
(6)	Mr. Chandler III did not stand for re-election at the Company’s 2025 annual meeting of shareholders held on May 23, 2025.
(7)

The Compensation Committee Chair receives an annual cash payment of $15,000 for serving as committee chair. Mr. Chandler served as the Compensation Committee Chair until the Company’s 2025 annual meeting of shareholders, following which Dr. Reyes became the Compensation Committee Chair. Amounts paid to Mr. Chandler and Dr. Reyes for service as Compensation Committee Chair were pro-rated for the portion of the year during which they served as Compensation Committee Chair.

(8)	Ms. Sutton did not stand for re-election at the Company’s 2025 annual meeting of shareholders held on May 23, 2025.
(9)	The Audit Committee Chair receives an annual cash payment of $20,000 for serving as committee chair.
(10)	The Governance & Sustainability Committee Chair receives an annual cash payment of $10,000 for serving as committee chair.

Director Stock Ownership Guidelines

In March 2024, the Board adopted stock ownership guidelines for non-employee directors that are designed to further align the interests of our directors with those of our shareholders. Under these guidelines, each non-employee director may not sell or otherwise dispose of any Company stock unless he or she will hold Company stock valued at five times the non-employee director annual cash compensation after any such sale or other disposition. These restrictions do not apply to any sales of shares made to satisfy taxes due as a result of the vesting of the restricted stock unit awards. During 2025, none of our non-employee directors sold or otherwise disposed of any Company stock while serving on the Board.

26 | 2026 PROXY STATEMENT

PROXY STATEMENT	PROPOSAL 1 – Election of Directors

Family Relationships

Mr. Miller, the Company’s Executive Chairman of the Board, is the father of William G. Miller II, the Company’s President and Chief Executive Officer, and a director of the Company.

27

PROXY STATEMENT	PROPOSAL 2 – Advisory Vote to Approve the Compensation of our Named Executive Officers

PROPOSAL 2 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by SEC rules, shareholders have the opportunity to vote, on an advisory and non-binding basis, on the compensation of our named executive officers (“NEOs”) as set forth in this proxy statement. This is commonly referred to as the “say-on-pay” vote. At the 2023 annual meeting of shareholders, the Board recommended, and the Company’s shareholders approved, an annual frequency for the “say-on-pay” vote. After considering that shareholder vote, the Board determined that the “say-on-pay” vote would be held annually.

As discussed in greater detail in the “Compensation Discussion and Analysis” section of this proxy statement, the primary objectives of our executive compensation programs are to attract and retain key executives critical to us; to align the interests of our management with those of our shareholders; to integrate compensation with our business plans; and to reward for both business and individual performance, such that a substantial portion of each executive officer’s total compensation potential is a function of performance incentives. The Board believes the compensation of the NEOs outlined in this proxy statement is appropriate based upon the performance of the Company.

While the Board and Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Board, or the Compensation Committee and is advisory in nature.

✓	The Board recommends that you vote, on an advisory basis, FOR approval of the compensation of our named executive officers.

28 | 2026 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our compensation program, philosophy, decisions, and process for the compensation of our “named executive officers” (also referred to as our “NEOs”) for fiscal 2025:

Named Executive Officer	Title
William G. Miller II	President and Chief Executive Officer
Deborah L. Whitmire	Executive Vice President, Chief Financial Officer, and Treasurer
William G. Miller	Executive Chairman of the Board
Jeffrey I. Badgley	President of International & Military
Josias W. Reyneke	Vice President and Chief Information Officer
Vincent Tiano	Vice President and Chief Revenue Officer

Recent Improvements to Our Executive Compensation Program

At the 2025 annual meeting of shareholders, approximately 33.5% of the votes cast approved the Company’s advisory vote on executive compensation, commonly referred to as the “say-on-pay” vote. The Company recognizes that its 2025 “say-on-pay” vote results did not meet the Company’s expectations, and in response to this, the Company engaged in significant shareholder engagement efforts, to solicit feedback and understand shareholder priorities. These efforts are described further in the section titled “2025 Shareholder Engagement” below. Miller Industries has a history of being receptive to shareholder feedback and took significant actions in 2025 and early 2026 to introduce meaningful improvements to its executive compensation program. While this CD&A focuses primarily on compensation decisions and actions related to fiscal 2025, below is a summary of these recent changes and improvements:

●	The Company has eliminated all “single-trigger” change in control severance provisions and protections in direct response to shareholder feedback. Severance benefits are now only payable to an NEO upon a qualifying termination, which is limited to termination of the executive officer’s employment by the Company without “cause”, upon death or “disability” of the executive officer, or by a resignation by the executive officer for “good reason”, in each case as defined in the Third Amended and Restated Severance Protection Plan.
●	In November 2025, the Compensation Committee (the “Committee” for purposes of this CD&A) of the Board engaged a new independent compensation consultant, Alvarez & Marsal Tax, LLC (“Alvarez & Marsal”), to serve as an objective, expert advisor on executive compensation practices.
●	The Company’s incentive compensation program has been modified to (i) deliver a larger percentage of incentive pay in the form of equity-based long-term incentives, and (ii) further emphasize “pay for performance” through the introduction of performance-based restricted stock units (“PBRSUs”) that may only vest upon the satisfaction of pre-established performance criteria. This improved incentive compensation framework is first effective for fiscal 2026 and more fully described in the section titled “2026 Incentive Compensation Framework” below.

29

PROXY STATEMENT	Compensation Discussion and Analysis

2025 Shareholder Engagement

The Company views ongoing, substantive engagement with shareholders as critical to shareholder alignment and effective corporate governance. We believe regular, transparent dialogue between management, the Board, and our investors enhances accountability, strengthens decision-making, and supports long-term value creation.

The Board and the Committee take shareholder feedback very seriously, and they prioritize Company responsiveness to shareholder views and feedback. Throughout the year, members of senior management engaged directly with shareholders to discuss a broad range of topics, including the Company’s strategic priorities, operating performance, executive compensation programs, and governance framework. These interactions were designed not only to communicate the Company’s perspective, but also to solicit candid feedback from investors regarding their views.

Following the 2025 Annual Meeting and the results of the 2025 “say-on-pay” vote the Board made it a priority for the Company to seek shareholder feedback on its approach to executive compensation as part of this regular engagement with shareholders.

As a result, in 2025, the Company proactively engaged with shareholders to identify areas to enhance alignment of our executive compensation with shareholder interests. Highlights of such engagement efforts include:

●	Soliciting dialogue with the Company’s top shareholders, representing ownership of more than 20% of common shares outstanding;
●	Participating in 4 investor conferences and holding more than 75 discussions with shareholders and analysts, during which we discussed and received feedback on a broad range of topics, including strategy, capital allocation, execution, governance, compensation alignment, and sustainability; and
●	Reporting feedback from shareholder engagement efforts to the Board regularly so that it could take such feedback into consideration when making decisions.

In engagements with shareholders, the Company sought to understand their views on compensation design, and, where applicable, the factors that affected their “say-on-pay” votes in 2025. While shareholders expressed strong support for the Company’s long-term compensation vision and priorities, many shareholders attributed their “against” votes to the Company’s adoption of a “single-trigger” change in control severance provision as a part of the Company’s First Amended and Restated Change in Control Severance Plan. Some shareholders asked questions about the Committee’s approach to incentive compensation, but those who raised this topic did not indicate that their adverse votes were driven by our previous approach to incentive compensation.

At the Committee’s direction, management shared feedback from its shareholder engagements with the Committee to help inform the Committee’s 2026 compensation decisions. The feedback received from the Company’s 2025 shareholder engagement efforts played a significant role in the Committee’s decision to (1) eliminate all “single-trigger” change in control severance protections from the Company’s programs and (2) design and approve an improved incentive compensation framework for fiscal 2026, which is more fully described in the section titled “2026 Incentive Compensation Framework” below.

Executive Compensation Objectives and Philosophy

Our executive compensation program is designed to align compensation earned by our NEOs with the Company’s financial performance and the creation of long-term shareholder value, while supporting the Company’s long-term strategy by attracting and retaining experienced leadership. The program includes a mix of fixed compensation and short-term and long-term incentive opportunities so that compensation outcomes increase when Company performance is strong and are reduced when performance does not meet key objectives.

Specifically, our compensation programs are designed to achieve the following key objectives:

●	Reward performance – We tie our executive pay primarily to corporate financial and operational performance. Compensation outcomes increase when financial and operational performance targets are achieved and surpassed, while decreasing when such targets are not achieved.

30 | 2026 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

●	Align executive interests with Company and shareholder interests – We emphasize performance and retention using long-term, stock-based incentive compensation that aligns our executives’ interests with shareholders by linking compensation outcomes to sustained Company performance and long-term shareholder return.
●	Attract and retain talented leaders who have guided our business through numerous challenges – We have designed our compensation program to be competitive in the marketplace and to invest in and reward talent, driving our long-term growth while holding employees accountable to our strategy and our values.

Our compensation philosophy is to “pay for performance”, which we believe will  drive business results and maximize shareholder value. Our executive compensation program incorporates accountability to performance through a mixture of cash and stock-based compensation elements. Stock-based compensation, which has to date consisted of RSUs, is structured to pay for performance by linking the value of each annual award at grant directly to our Adjusted Pretax Income.  The Company believes that Adjusted Pretax Income, a non-GAAP financial measure that is further described in the section titled “2025 Executive Annual Bonus Program” below, reflects the profitability of the Company’s core operations and is indicative of management’s ability to execute the Company’s operating strategy. As further discussed in the section titled “2026 Incentive Compensation Framework”, the incentive compensation framework for fiscal 2026 will further emphasize performance by not only linking the grant of RSUs to Adjusted Pretax Income, but by also adopting a new element of equity compensation in the form of PBRSUs and subjecting the vesting of these PBRSUs to the achievement of other performance criteria.

The levels of each element of compensation for the NEOs are determined based on several factors, which may include the Company’s historical performance and shareholder return, our assessment of compensation paid to executives in comparable industries, the amount and the elements of compensation provided in previous years, the individual performance and contributions of a named executive officer, the relative compensation levels of our executive officers, the importance of retaining a named executive officer, a named executive officer’s potential to assume greater responsibilities in the future, our expectations for the Company’s future financial performance, and other matters that we deem relevant. In addition, we consider the years and level of experience and the responsibilities of each named executive officer, his or her individual performance, and the personal contributions he or she makes to the success of the Company. Leadership skills, analytical skills, organization development, public affairs, and civic involvement have been, and will continue to be, deemed to be important qualitative factors to take into account in considering elements and levels of compensation.

The Committee worked with management and its previous independent compensation consultant, Pearl Meyer & Partners, LLC (“Pearl Meyer”), to design and administer the executive compensation programs utilized in 2025. The Committee engaged Alvarez & Marsal as its independent compensation consultant in November 2025 for the purpose of evaluating market practices and pay levels and supporting the Committee in its pursuit of designing an incentive compensation framework for fiscal 2026 that further emphasizes the Company’s commitment to “pay for performance”.

Role of Independent Compensation Consultant

The Committee has retained the services of independent compensation consultants on executive compensation matters. The independent compensation consultants report directly to the Committee and do not provide services to the Company other than those specifically requested by and provided to the Committee. The Committee has the sole authority to retain or dismiss a consultant, and to obtain a consultant’s advice at the Company’s expense.

Pearl Meyer served as the independent compensation consultant to the Committee from October 2022 until November 2025, at which time the Committee appointed Alvarez & Marsal, a global professional services and compensation advisory firm, as its independent compensation consultant. The Committee has assessed the independence of its independent compensation consultants pursuant to SEC and NYSE rules. In doing so, the Committee considered each of the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. On the basis of its consideration of the foregoing and other relevant factors, the Committee concluded that both Pearl Meyer and Alvarez & Marsal were independent and that there were no conflicts of interest.

The independent compensation consultant is charged with:

●	Advising the Committee on market-based trends and governance best practices in the area of executive compensation;

31

PROXY STATEMENT	Compensation Discussion and Analysis

●	Reviewing the composition of the executive compensation peer group and recommending changes to such peer group, when appropriate;
●	Performing benchmark analyses to ensure competitive, market-aligned compensation levels;
●	Advising the Committee on the design and structure of executive compensation programs;
●	Attending meetings of the Committee as requested, including executive sessions, and meeting with the Committee Chair on a regular basis to ensure the Committee’s agenda is being carried out effectively; and
●	Operating under the sole direction of the Committee to maintain independence and objectivity in its counsel and recommendations.

The Committee expects that its independent compensation consultant will continue to advise the Committee as to trends in executive compensation and also provide specialized studies or expert advice as requested with respect to executive compensation issues, in each case in order to assist the Committee and work on its behalf on matters related to the Committee’s purposes and responsibilities as set forth in the Committee charter, which is available on the Company’s Investor Relations website, in the “Corporate Governance” section at www.millerind.com/investors. The Committee expects that Alvarez & Marsal will meet with the Committee and attend Committee meetings in person or by telephone as requested by the Committee.

Elements of 2025 Compensation for Executive Officers

The Company’s annual compensation for the named executive officers for 2025 generally consisted of the following elements:

Element	Description	Purpose
Base Salary	Fixed cash compensation	Provides market-competitive baseline compensation to attract and retain the highest caliber executives
Annual Cash Incentive	Variable cash incentive compensation based on Company performance over a one-year period	Motivates and rewards achievement of sustainable and profitable growth
Long-Term Incentive Award

Stock-based incentive compensation that generally vests in three equal annual installments, with grants based on Company performance over a one-year period, with the future value of awards determined by stock price

Rewards achievement of specific quantitative performance criteria and aligns NEOs’ interests with those of our shareholders by rewarding long-term value creation; promotes retention

32 | 2026 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

Pay Governance Practices

The Company has adopted the following executive compensation principles to enhance the alignment of our executive compensation programs and shareholders’ interests:

WHAT WE DO		WHAT WE DO NOT DO
✓	We pay for performance by requiring a portion of our executive officers’ direct compensation be earned based on the Company’s financial and ESG performance goals	✗	No special retirement benefits other than participation in our retirement plans on the same basis as other employees
✓	We link our compensation program to our long-term corporate growth strategy and key drivers of sustainable shareholder value creation	✗	No “single-trigger” change in control payments (1)
✓

We use a mix of objective performance measures, cash- and equity-based components, and short- and long-term incentive opportunities that hold our executive officers accountable for executing on our long-term strategy

		✗	No pension or supplemental executive retirement plan
✓	We engage an independent compensation consultant to evaluate and advise the Compensation Committee on our executive compensation program design and pay decisions for our executive officers	✗	No pledging or hedging activities involving our stock
✓	We maintain a compensation recoupment (“clawback”) policy that provides for recoupment of incentive compensation paid to current and former executive officers in the event of an accounting restatement	✗	No excessive perquisites or other benefits
✓	We maintain executive stock ownership guidelines	✗	No employment agreements
✓	We provide modest perquisites that have a sound benefit to our business	✗	No guaranteed bonuses
(1)

During 2025, the First Amended and Restated Change in Control Severance Plan provided for “single-trigger” benefits upon a change in control, subject to certain terms and conditions, as further described under the heading “2025 Change in Control Provisions” below. However, in March 2026, the Committee approved the Second Amended and Restated Severance Protection Plan, which was further amended and became the Third Amended and Restated Severance Protection Plan in April 2026. The plan, as amended, removed the prior plan’s “single-trigger” change in control severance framework. The current plan no longer provides severance benefits to participating executive officers solely in connection with, or as a result of, a change in control of the Company. Under the current plan, severance benefits are payable to a participating executive officer only upon a qualifying termination, which is limited to termination of the executive officer’s employment by the Company without “cause”, upon death or “disability” of the executive officer, or by a resignation by the executive officer for “good reason”, in each case as defined in the amended plan.

Base Salary

Base salaries are reviewed annually and set at a market-competitive level reflective of the executive’s skills, experience, and responsibilities, and taking into account the complexity of role and performance. In November 2024, after review of performance and with input from its independent compensation consultant, Pearl Meyer, the Committee approved the following increases in base salary effective January 1, 2025:

Name	Fiscal 2025 Base Salary	Percentage Increase (1)
William G. Miller II	$827,424	4.0%
Deborah L. Whitmire	$486,720	4.0%
William G. Miller	$716,560	4.0%
Jeffrey I. Badgley	$652,410	4.0%
Josias W. Reyneke	$378,560	4.0%
Vincent Tiano	$378,560	4.0%
(1)	Represents the change in base salary compared to salaries as of the end of 2024.

33

PROXY STATEMENT	Compensation Discussion and Analysis

In March 2026, the Committee, with input from its independent compensation consultant, Alvarez & Marsal, approved new annual base salaries for the following named executive officers, effective in 2026: $850,000 for Mr. Miller II, $500,000 for Ms. Whitmire, $672,000 for Mr. Badgley, $425,000 for Mr. Reyneke, and $425,000 for Mr. Tiano.

2025 Executive Annual Bonus Program

In April 2023, the Committee, with input from its independent compensation consultant, Pearl Meyer, adopted the Company’s Executive Officer Annual Bonus Program, which was in effect for fiscal 2025. The purpose of the program was to align executive incentive bonuses with the achievement of annual corporate profitability, with annual bonuses under the program being determined in direct relation to the Company’s Adjusted Pretax Income (as defined below) achieved during the applicable performance period.

The Executive Officer Annual Bonus Program provided an annual bonus pool for each fiscal year if the Company’s income before taxes, and before payment of all employee bonuses and excluding any foreign currency adjustments and other unexpected and/or non-recurring items as determined by the Committee (“Adjusted Pretax Income”), exceeded $10 million for the most recently completed fiscal year described below. The amount of the bonus pool is calculated based on the achieved level of Adjusted Pretax Income, with 80% of the pool being earned based on this financial performance, and the remaining 20% being earned based on the Committee’s assessment of the Company’s progress on key ESG-related metrics for the completed fiscal year. Bonuses under the program are paid in cash, or in a mix of cash and RSUs, depending the level of earned Adjusted Pretax Income.

34 | 2026 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

Under the Executive Officer Annual Bonus Program, the level of the bonus pool based on Adjusted Pretax Income earned in the applicable fiscal year, and the portion of the bonus payable in cash versus equity (RSUs), was as follows:

ADJUSTED PRETAX INCOME OF:
<$10MM	>$10MM to $25 MM	>$25 MM to $50 MM	>$50 MM
• No bonus payout	• Bonus payout 5% • 100% payable in cash	• Bonus payout 8% • 75% payable in cash • 25% payable in equity (RSUs)	• Bonus payout 11.25% • 50% payable in cash • 50% payable in equity (RSUs)
• No bonus payout

The above formula determines the maximum amount in the bonus pool; however, the total payout can be reduced by up to 20% based upon the completion of ESG goals. This is determined at the sole discretion of the Committee.

The earned bonus pool for each fiscal year is allocated among executive officers in accordance with pre-determined percentages. In March 2026, the Committee amended those percentages with respect to the Company’s 2025 fiscal year performance by taking the 8% of the bonus pool that was previously available to the Chief Manufacturing Officer and reallocating it among the Company’s NEOs as follows:

Name	Prior Percent of Bonus Pool	New Percent of Bonus Pool
William G. Miller II	46.0%	46.0%
Deborah L. Whitmire	14.0%	16.0%
William G. Miller (2)	—%	—%
Jeffrey I. Badgley	8.0%	9.5%
Josias W. Reyneke	8.0%	9.5%
Vincent Tiano	8.0%	9.5%
(1)	The Company’s General Counsel also participated in the 2025 Executive Officer Annual Bonus Plan, with a prior percent of bonus pool of 8% and a new percent of bonus pool of 9.5%.
(2)	Mr. Miller does not participate in the Executive Annual Bonus Program but instead participates in the Executive Chairman Annual Bonus Program described below.

In March 2026, after review of the Company’s financial and ESG initiative performance, the Committee concluded that 2025 Adjusted Pretax Income was $50.4 million, and that the full 20% of the pool based on progress made on key ESG initiatives had been earned, and approved the corresponding aggregate annual bonuses under the Executive Annual Bonus Program. In accordance with the program, one-half of the aggregate bonus amounts were paid in cash and one-half in RSU’s with a ratable 3-year vesting period.

The cash bonuses were paid in fiscal 2026, with respect to performance during fiscal 2025, and are reflected in the table below and in the Summary Compensation Table in this CD&A as part of 2025 non-equity incentive plan compensation. The RSUs that were granted in 2026 with respect to 2025 performance are reflected in the table below, and will be reflected in the Summary Compensation Table of next year’s proxy statement with respect to the Company’s 2027 annual meeting of shareholders as part of the 2026 stock awards compensation.

Name	Fiscal 2025 Cash Bonus	Fiscal 2025 Number of RSUs Granted (1)
William G. Miller II	$1,304,658	29,732
Deborah L. Whitmire	453,794	10,341
William G. Miller (2)	680,691	—
Jeffrey I. Badgley	269,440	6,140
Josias W. Reyneke	269,440	6,140
Vincent Tiano	269,440	6,140
(1)	Each restricted stock unit represents a contingent right to receive one share of Common Stock. These restricted stock units vest in three equal annual installments commencing on March 15, 2027.
(2)	Mr. Miller does not participate in the Executive Annual Bonus Program but instead participates in the Executive Chairman Annual Bonus Program described below.

35

PROXY STATEMENT	Compensation Discussion and Analysis

Executive Chairman Annual Bonus Program

In April 2023, the Committee, with the assistance of its independent compensation consultant, Pearl Meyer, approved an annual bonus program for William G. Miller, Executive Chairman of the Board (the “Executive Chairman”). Under the Executive Chairman Annual Bonus Program, the Executive Chairman would receive an award of $225,000, $675,000, or $1,013,000 if Adjusted Pretax Income (using the same definition as in the Executive Officer Annual Bonus Program) in the applicable fiscal year equals $25 million, $50 million, or $75 million, respectively, with linear awards for Adjusted Pretax Income levels in between those figures. Annual bonuses are payable in all cash and are based entirely on Adjusted Pretax Income. This bonus program was applicable to the annual bonus payable to the Executive Chairman in 2026 with respect to performance during 2025. In March 2026, after review of the Company’s financial performance, the Committee concluded that 2025 Adjusted Pretax Income was $50.4 million and approved a cash bonus to the Executive Chairman of $680,691 based on application of the existing terms of the program. This amount is reflected in the Summary Compensation Table below as part of 2025 non-equity incentive plan compensation. The Company retains the right to modify, amend, or terminate this bonus program at any time.

Other Compensation and Benefits

The named executive officers currently are entitled to participate in the Company’s health, life, and disability insurance plans, and in our 401(k) plan to the same extent that the Company’s employees are entitled to participate. Named executive officers receive additional compensation in the form of certain limited perquisites and executive benefits, including Company contributions to the officer’s 401(k) plan under that plan’s matching program, Company paid life insurance premiums, and personal use of the corporate aircraft. Additional compensation is included in the “All Other Compensation” column of our “Summary Compensation Table”.

Our Compensation Process

The Committee, which maintains a regular calendar and meets multiple times throughout the year, provides assistance and recommendations to the Board in relation to programs and practices with respect to the compensation of all of our executive officers, as described in the Committee’s charter. The Committee regularly holds executive sessions during which management, including the CEO, is not in attendance. In performing its duties, the Committee has the authority, in its sole discretion, to retain compensation consultants to assist the Committee in overseeing our executive compensation program. Any advice provided by compensation consultants is used as a guide only; the Committee relies on its own review in establishing executive officer pay. None of the members of the Committee has been an officer or employee of the Company, and the Board of Directors has considered and determined that all of the members of the Committee are “independent”, as that term is defined under NYSE and SEC rules, and otherwise meet the criteria set forth in the Committee’s Charter.

36 | 2026 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

2025 Compensation Peer Group

In setting compensation, the Committee compares base salaries, annual incentive opportunities and long-term compensation for the NEOs to a peer group of companies (which we refer to collectively as our compensation peers).

As part of its review of our executive compensation, Pearl Meyer recommended, and the Committee approved, the following peer group for fiscal 2025:

Compensation Peer	NYSE Ticker
Astec Industries, Inc.	ASTE
Blue Bird Corporation	BLBD
Commercial Vehicle Group, Inc.	CVGI
Douglas Dynamics, Inc.	PLOW
Enerpac Tool Group Corp.	EPAC
L.B. Foster Company	FSTR
The Manitowoc Company, Inc.	MTW
Motorcar Parts of America, Inc.	MPAA
NN, Inc.	NNBR
Park-Ohio Holdings Corp.	PKOH
Shyft Group Inc.	SHYF
Stoneridge, Inc.	SRI

In selecting these peer companies, Pearl Meyer reviewed and considered a variety of factors, including the following:

◾	Industry and business model comparability;
◾	Company size comparability, as measured by revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), market cap, enterprise value, and number of employees; and
◾	Overlap with other peer groups used by third parties to assess the Company’s executive compensation levels and practices.

Role of Management

We regularly review and discuss the compensation of the named executive officers with William G. Miller, the Company’s Executive Chairman of the Board, and William G. Miller II, the Company’s President and Chief Executive Officer, and consult with them in evaluating the performance of the executive officers, other than for themselves, and they may make recommendations to us regarding compensation for all of the executive officers, other than for themselves, and we consider these recommendations in our deliberations.

The Committee meets regularly in executive sessions without the Executive Chairman of the Board, the CEO, or other management present to discuss our executive compensation program. Such executive sessions include discussions about, among other topics, the CEO’s performance and compensation, and the design and operation of our executive compensation plans.

37

PROXY STATEMENT	Compensation Discussion and Analysis

Executive Officer Stock Ownership Guidelines

The Company maintains stock ownership guidelines for executive officers that are designed to further align the interests of our executive officers with those of shareholders. Under these guidelines, each executive officer may not sell or otherwise dispose of any Company stock unless he or she will hold Company stock valued at the following multiples of their annual base salary after any such sale or disposition:

Description	Purpose
Chief Executive Officer	4X Base Salary
Chief Financial Officer President - International and Military	2X Base Salary
All Other Executive Officers (including the other NEOs)	1.5X Base Salary

These restrictions do not apply to any sales of shares made to satisfy taxes due as a result of the vesting of the RSU awards. During 2025, none of our executive officers sold or otherwise disposed of any Company stock while serving as an executive officer, other than shares that were withheld to cover tax withholding obligations when restricted stock units vested during the year.

Change in Control Plan for 2025

In 2023, the Committee approved a Change in Control Severance Plan, which was amended and restated in 2024 (as amended, the “CIC Plan”). The CIC Plan was in effect until March 2, 2026, when it was amended and restated in its entirety which had the effect of, among other things, eliminating all single-trigger protections and benefits. The CIC Plan, as it was in effect during fiscal 2025, is described below:

Under the CIC Plan, only the Company’s executive officers (the “Participants”) were eligible to participate. The CIC Plan provided that Participants would be entitled to certain payments and benefits on the first to occur of either (i) a “change in control” of the Company, subject to certain conditions, or (ii) termination of employment by the Company without “cause” or by the executive with “good reason”, each as was defined in the CIC Plan.

Under the CIC Plan, a Participant was entitled to severance in an amount equal to the sum of (i) the Participant’s annual base salary and (ii) the Participant’s annual target bonus (or, if no target bonus, the average of the annual bonuses earned for the prior two years), multiplied by the applicable Participant’s payout multiple. Under the CIC Plan, the payout multiples for the Participants during fiscal 2025 were as follows: (i) 2.99x for Mr. Miller II, (ii) 2.5x for Ms. Whitmire and Mr. Miller, and (iii) 2.0x for the remainder of the Participants. In addition, in connection with a qualifying termination or change in control, the Participants were also entitled to (i) a pro-rated bonus payment for the year of termination, and (ii) a payment in an amount equal to eighteen times the monthly COBRA premium to continue coverage under the Company’s group health plan. The CIC Plan also provided that time-based equity awards would vest fully upon the triggering event and performance-based equity awards would vest at the greater of actual and target at the time of the triggering event. The foregoing benefits would be paid or provided only if the Participant timely signed a general release of claims.

In March 2026, the Committee approved the Second Amended and Restated Severance Protection Plan, which was further amended and became the Third Amended and Restated Severance Protection Plan in April 2026. The plan, as amended, removed the prior plan’s “single-trigger” change in control severance framework. The current plan no longer provides severance benefits to participating executive officers solely in connection with, or as a result of, a change in control of the Company. Under the current plan, severance benefits are payable to a participating executive officer only upon a qualifying termination, which is limited to termination of the executive officer’s employment by the Company without “cause”, upon death or “disability” of the executive officer, or by a resignation by the executive officer for “good reason”, in each case as defined in the amended plan. See the section titled “Change in Control Provisions - 2026 Severance Plan” below for additional information regarding the amended plan.

Clawback Policy

The Committee has adopted the Excess Incentive-Based Compensation Recoupment Policy – also known colloquially as a “clawback” policy – in accordance with SEC rules and NYSE listing standards. Pursuant to the policy, incentive-based

38 | 2026 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

compensation awarded to, earned by, or vested with any of our current or former executive officers is subject to recoupment by the Company to the extent it exceeds the compensation that otherwise would have been awarded to, earned by, or vested with that current or former executive officer but for accounting errors impacting the calculation of that compensation, and which are subject of an accounting restatement required to be prepared by the Company. Under the policy, any recoupment is limited to excess compensation received by the current or former executive officer during the three completed fiscal years preceding the date the Company is required to prepare the accounting restatement. No finding of fault of the current or former executive officer is required. The Committee has the exclusive power and authority to administer the policy, including to interpret the policy’s provisions, and to make all determinations deemed necessary or advisable for the policy’s administration.

Employment Agreements

During fiscal 2025, the Company did not have any employment agreements with any of its named executive officers.

Severance Agreements

None of our executive officers have any employment or severance agreements or arrangements other than as provided for in our CIC Plan, which was amended and restated in March 2026 and April 2026 and became the Third Amended and Restated Severance Protection Plan, and other than certain change in control provisions in our equity plans.

Compensation Related Risk Assessment

Our Board of Directors reviewed potential risk associated with the Company’s fiscal 2025 compensation programs and concluded that the Company’s compensation programs are designed and administered with the appropriate balance of risk and reward in relation to its overall business strategy and do not encourage employees to take unnecessary or excessive risks that are reasonably likely to have a material adverse effect on the Company.

Tax Considerations

Code Section 162(m) imposes an annual deduction limit of $1.0 million on the amount of compensation paid to each “covered employee”, which includes our NEOs and certain other former NEOs. Compensation paid to our NEOs over this limit is nondeductible. While the Committee considers tax deductibility as one of many factors in determining executive compensation, we will continue to structure our executive compensation program so that a significant portion of total executive compensation is linked to the performance of our Company even though amounts in excess of the Code Section 162(m) limit are not deductible.

Timing of Equity Awards

We do not have a policy or practice regarding the timing for granting stock options or stock appreciation rights, as we do not currently grant these types of awards under our compensation program. We do currently grant RSUs under our Executive Officer Annual Bonus Program, if earned based on performance achievement, with annual grants of these types of equity awards generally decided during the Committee’s meeting held in February and/or March of each year. The RSU grants with respect to 2025 performance were made on March 15, 2026. This timing was intended to ensure that the grants were issued after the release of the previous fiscal year’s earnings information, when the public was aware of the information and the information was reflected in the stock price used to value the awards. The Committee currently expects to continue this practice with respect to annual equity awards made pursuant to the First Amended and Restated Executive Officer Annual Bonus Plan. Outside of our annual equity award cycle, we may grant equity awards at other times throughout the year, such as to new employee hires, to employees receiving promotions, for retention purposes, or in other relevant circumstances. The Committee neither grants equity awards in anticipation of the release of material nonpublic information, nor is the timing of disclosures of material nonpublic information based on equity award grant dates.

2026 Incentive Compensation Framework

In response to feedback received during the Company’s 2025 shareholder engagement efforts, the Committee, in consultation with its independent compensation consultant, Alvarez & Marsal, conducted a comprehensive review of the

39

PROXY STATEMENT	Compensation Discussion and Analysis

Company’s executive incentive compensation program. The purpose of the review was to evaluate the alignment of the Company’s incentive program with its business objectives, long-term strategy, and prevailing market best practices. In carrying out this review, the Committee examined the structure, pay mix, and pay-for-performance orientation of the incentive compensation program, with a particular focus on further strengthening alignment with shareholders and incorporating market-based practices.

Following this review, the Committee approved an incentive compensation framework that will first be effective for fiscal 2026. This modified framework accomplishes the following:

●	Links all incentive compensation (both the annual cash incentive and long-term incentive awards) to pre-established, quantitative performance criteria, specifically Adjusted Pretax Income. Adjusted Pretax Income measures the profitability of the Company, and the Committee believes it reflects management’s performance in executing the business strategy.
●	Further emphasizes “pay-for-performance” by introducing PBRSUs. Within the 2026 incentive compensation framework, 50% of long-term incentive awards will be granted in the form of PBRSUs that will vest only if pre-established performance criteria are achieved. These awards will not only be granted based on performance (measured by Adjusted Pretax Income), but they will also be subject to further performance-based measures in order to ultimately vest, as described more fully below.
●	Shifts a greater percentage of the incentive compensation opportunity from cash compensation (in the form of the annual cash incentive) to equity-based compensation (in the form of the long-term incentive award). Emphasizing the long-term incentive element of our incentive compensation program promotes shareholder alignment, encourages executives to adopt a long-term view of the business, and aligns with market practices.

The 2026 incentive compensation framework was implemented by amending and restating our Executive Officer Annual Bonus Plan, effective March 2, 2026 (the “Amended Bonus Plan”). The terms of the Amended Bonus Plan and 2026 incentive compensation framework, and their two main components – the annual cash incentive and the long-term incentive award – are discussed in more detail below.

Annual Cash Incentive

The annual cash incentive is intended to reward the achievement of annual Company performance objectives by providing executives with a timely incentive tied to near-term financial results. Each participating executive is eligible to receive an annual cash incentive representing a portion of the Incentive Pool established under the Amended Bonus Plan. The Incentive Pool, determined based on the achievement of Adjusted Pretax Income, generally provides a greater level of annual cash incentive as Adjusted Pretax Income surpasses pre-established performance hurdles. In the event Adjusted Pretax Income fails to meet the threshold ($20 million for 2026), the Incentive Pool will not be funded, and no annual cash incentive will be earned by any participating executive. The funding of the Incentive Pool and the determination of the annual cash incentive is formulaic, fully linked to increasing the Company’s overall level of profitability.

Long-Term Incentive

The long-term incentive award is designed to promote long-term shareholder growth, encourage value creation, reinforce retention, and further align executive interests with shareholders by tying the majority of the incentive compensation opportunity to sustained growth and stock price performance. Each participating executive is eligible to receive a long-term incentive award representing a portion of the Incentive Pool determined in a formulaic manner wholly dependent upon our profitability as measured by Adjusted Pretax Income. Fifty percent (50%) of the long term incentive is to be granted in the form of time-based RSUs, vesting ratably over a three-year period following grant, while 50% of the long-term incentive is to be granted in the form of PBRSUs, the vesting of which may occur at the end of a three-year period, contingent on and subject to the achievement of pre-established performance hurdles.

The PBRSUs, which may first be awarded in 2027 based on the achievement of 2026 Adjusted Pretax Income, may vest between 0% and 200% of the target units granted, with such level of vesting determined based on the Company’s (1) total shareholder return and (2) diluted earnings per share plus dividends paid, in each case relative to our Peer Group.

40 | 2026 PROXY STATEMENT

PROXY STATEMENT	Compensation Discussion and Analysis

2026 Incentive Pool Summary

Adjusted Pretax Income	Incentive Pool Funding Level	% Delivered via Annual Cash Incentive	% Delivered via Long-Term Incentives
Less than $20 million	0%; Incentive Pool Not Funded	0%	0%
At least $20 million and less than $30 million	10% of Pretax Income	60%	40%
At least $30 million and less than $45 million	11% of Pretax Income	50%	50%
At least $45 million and less than $65 million	12% of Pretax Income	40%	60%
At least $65 million and less than $90 million	13% of Pretax Income	30%	70%
At least $90 million	14% of Pretax Income	30%	70%

Under the 2026 incentive compensation framework and pursuant to the Amended Bonus Plan, the participating executive officers, five of which are NEOs, are eligible to be allocated the portion of the Incentive Pool as detailed below:

Executive	% of Pool
President & CEO	46.00%
Chief Financial Officer	17.00%
President Military & Export	9.25%
Chief Information Officer	9.25%
Chief Revenue Officer	9.25%
General Counsel	9.25%
TOTAL	100.00%

The graph below illustrates the total funding level of the Incentive Pool from which annual cash incentives and long-term incentives may be delivered under the 2026 incentive compensation framework and Amended Bonus Plan. As shown, incentive compensation opportunities are fully driven by our profitability, as measured by Adjusted Pretax Income. At higher levels of achievement, a greater portion of the Incentive Pool is delivered in the form of long-term incentives, which promotes shareholder alignment and also requires the satisfaction of future performance hurdles to realize the value associated with such awards.

41

PROXY STATEMENT	Compensation Discussion and Analysis

2026 INCENTIVE POOL
$14.00
$12.00
$10.00
$8.00
$6.00
$4.00
$2.00
$-
INCENTIVE POOL ($M)
DELIVERED VIA LONG-TERM INCENTIVE
(subject to future vesting restrictions):
- 50% RSUs
- 50% PBRUS
DELIVERED VIA ANNUAL CASH INCENTIVE
$-
$10
$20
$30
$40
$50
$60
$70
$80
$90
$100
ADJUSTED PRETAX INCOME ($M)

42 | 2026 PROXY STATEMENT

PROXY STATEMENT	Report of the Compensation Committee

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board has reviewed and discussed with management the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K. Based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and this proxy statement.

The Compensation Committee:
Dr. Javier Reyes, Chair
Theodore H. Ashford III
Peter Jackson
Dr. Susan Sweeney
Leigh Walton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the Board of Directors during fiscal 2025 were Messrs. Ashford III and Jackson, Dr. Reyes and Sweeney, and Ms. Walton. In addition, Mr. Chandler III served as Chair of the Compensation Committee until the Company’s 2025 annual meeting of shareholders. The Compensation Committee is composed solely of independent, non-employee directors. No member of the Compensation Committee has been an executive officer of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee of the Company during fiscal 2025.

43

PROXY STATEMENT	Executive Compensation Tables

EXECUTIVE COMPENSATION TABLES

2025 Summary Compensation Table

The following table contains compensation for each of our named executive officers for fiscal years 2025, 2024, and 2023.

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)		Total ($)
William G. Miller II	2025	827,424	1,000	2,556,840	1,304,658	59,065	(5)	4,748,987
President and Chief Executive Officer	2024	795,600	1,750	2,249,263	2,556,823	55,792	(5)	5,659,228
	2023	762,501	1,500	—	2,249,277	43,867	(5)	3,057,145
Deborah L. Whitmire	2025	486,720	1,000	778,182	453,794	23,445	(6)	1,743,141
Executive Vice President, Chief Financial Officer, and Treasurer	2024	468,000	1,750	684,568	778,163	27,573	(6)	1,960,054
	2023	447,692	1,500	—	684,563	9,726	(6)	1,143,481
William G. Miller	2025	716,560	1,000	—	680,691	738	(7)	1,398,989
Executive Chairman of the Board of Directors	2024	689,000	1,750	—	1,333,994	738	(7)	2,025,482
	2023	662,501	500	—	1,173,536	1,476	(7)	1,838,013
Jeffrey I. Badgley	2025	652,410	1,000	444,676	269,440	14,550	(8)	1,382,076
President of International and Military	2024	627,317	1,750	391,163	444,665	9,732	(8)	1,474,626
	2023	603,190	1,500	—	391,179	9,726	(8)	1,005,595
Josias W. Reyneke	2025	378,560	1,000	444,676	269,440	15,104	(9)	1,108,780
Vice President and Chief Information Officer	2024	364,000	1,750	391,163	444,665	10,101	(9)	1,211,678
	2023	349,230	1,500	—	391,179	9,726	(9)	751,635
Vincent Tiano	2025	378,560	1,000	444,676	269,440	26,711	(10)	1,120,387
Vice President and Chief Revenue Officer	2024	364,000	1,750	391,163	444,665	10,101	(10)	1,211,678
	2023	349,230	1,500	—	391,179	9,726	(10)	751,635

(1)

These amounts reflect discretionary holiday cash bonuses that are awarded to all employees in the amounts of $1,000, $1,750, and $1,500 in 2025, 2024, and 2023 (other than Mr. Miller, who received $500 in 2023), respectively.

(2)

Grant of equity awards in the form of restricted stock units under the Company’s 2016 Stock Incentive Plan. The grant values were calculated using the fair market value of the restricted stock units at the date of grant, including for awards granted in 2024 for which grant values were inadvertently calculated using the closing price on the last day of the Company’s 2023 fiscal year in the Company’s 2025 proxy statement. Restricted stock units granted in 2026 with respect to the Company’s 2025 performance will be reflected in the summary compensation table of next year’s proxy statement for the Company’s 2027 annual meeting of shareholders. See “Compensation Discussion and Analysis – Executive Annual Bonus Program” for more information regarding the restricted stock units granted in 2026 pursuant to the Company’s 2025 Stock Incentive Plan to the named executive officers with respect to 2025 performance.

(3)

Represents amounts earned pursuant to the Company’s executive officer annual cash bonus plan in effect for such year, which (i) for 2025, were paid in 2026 for performance in fiscal 2025, (ii) for 2024, were paid in 2025 for performance in fiscal 2024, and (iii) for 2023, were paid in 2024 for performance in fiscal 2023.

(4)	Amounts in this column are indicated for perquisites and other personal benefits only if the aggregate value exceeded $10,000 for any named executive officer in the applicable year.
(5)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $10,500, $8,625, and $8,250 for fiscal years 2025, 2024, and 2023, respectively and Company paid life insurance premiums in the amount of $1,476 for fiscal years 2025, 2024, and 2023, respectively. In fiscal 2025 and 2024, amount also includes $5,746 and $5,307 for club membership dues, respectively. In fiscal 2025, 2024, and 2023, amount also includes $2,963, $2,117, and $2,384 for automobile expenses, respectively, and $38,380, $38,266, and $31,757 in aggregate incremental cost arising out of personal use of the Company’s aircraft, respectively. Such incremental cost is the direct cost per hour multiplied by the number of hours of use, plus any incidental expenses. Fixed costs, which do not change based on usage, such as aircraft purchase costs, pilot salaries and the cost of maintenance not related to specific trips, are excluded from the calculation of incremental cost.

(6)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $12,250, $8,625, and $8,250 for fiscal years 2025, 2024, and 2023, respectively, and Company paid life insurance premiums in the amount of $1,476 for fiscal years 2025, 2024 and 2023, respectively. For 2024 amount also includes $7,576 for club membership dues, $1,340 for automobile expenses, and $8,556 in aggregate incremental cost arising

44 | 2026 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

out of personal use of the Company’s aircraft. Such incremental cost is the direct cost per hour multiplied by the number of hours of use, plus any incidental expenses. Fixed costs, which do not change based on usage, such as aircraft purchase costs, pilot salaries and the cost of maintenance not related to specific trips, are excluded from the calculation of incremental cost.

(7)	Amount includes Company paid life insurance premiums in the amount of $738, $738, and $1,476, for fiscal years 2025, 2024, and 2023, respectively.
(8)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $10,500, $8,625, and $8,250 for fiscal years 2025, 2024, and 2023, respectively, and Company paid life insurance premiums in the amount of $1,107, $1,107, and $1,476, for fiscal years 2025, 2024, and 2023, respectively.

(9)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $12,250, $8,625, and $8,250 for fiscal years 2025, 2024, and 2023, respectively, and Company paid life insurance premiums in the amount of $1,476 for fiscal years 2025, 2024, and 2023, respectively.

(10)

Amount includes Company matching contribution to the 401(k) Plan in the amount of $12,250, $8,625, $8,250 for fiscal years 2025, 2024, and 2023, respectively, and Company paid life insurance premiums in the amount of $1,476 for fiscal years 2025, 2024, and 2023, respectively. For 2025, amount also includes $5,746 for club membership dues, $3,897 for automobile expenses, and $3,342 in aggregate incremental cost arising out of personal use of the Company’s aircraft. Such incremental cost is the direct cost per hour multiplied by the number of hours of use, plus any incidental expenses. Fixed costs, which do not change based on usage, such as aircraft purchase costs, pilot salaries and the cost of maintenance not related to specific trips, are excluded from the calculation of incremental cost.

Fiscal 2025 Grants of Plan-Based Awards

The following table provides information about our 2025 equity awards granted to our named executive officers during the year ended December 31, 2025.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (1) #	Grant Date Fair Value of Stock, Unit, and Option Awards (2) $
William G. Miller II	3/15/2025	57,200	2,556,840
Deborah L. Whitmire	3/15/2025	17,409	778,182
William G. Miller	–	–	–
Jeffrey I. Badgley	3/15/2025	9,948	444,676
Josias W. Reyneke	3/15/2025	9,948	444,676
Vincent Tiano	3/15/2025	9,948	444,676

(1)	This column represents time-based restricted stock units granted to the named executive officers during 2025 under the Company’s 2016 Stock Incentive Plan. These restricted stock units vest in three equal annual installments commencing on March 15, 2026. Each restricted stock unit represents a contingent right to receive one share of Common Stock. The restricted stock units granted in 2026 to the named executive officers with respect to 2025 performance were granted pursuant to the Company’s 2025 Stock Incentive Plan and will be reflected in the Fiscal 2026 Grants of Plan-Based Awards table of next year’s proxy statement for the Company’s 2027 annual meeting of shareholders.

(2)	This column represents the grant date fair value of $44.70 as of March 14, 2025 for time-based restricted stock unit awards in accordance with ASC Topic 718. We determined these fair values based on the closing market price of the Common Stock on the date of grant.

Outstanding Equity Awards at Fiscal Year End 2025

The table below shows the number of shares underlying unvested restricted stock units held by our named executives at fiscal year end 2025.

	Stock Awards
Name	Number of Shares or Restricted Stock Units that Have Not Vested (1) #	Market Value of Shares or Restricted Stock Units That Have Not Vested (2) $	Equity Incentive Plan Awards: Number of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested (3) #	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Restricted Stock Units or Other Rights That Have Not Vested (4) $
William G. Miller II	24,000	896,880	90,471	3,380,889
Deborah L. Whitmire	12,000	448,440	27,535	1,028,983
William G. Miller	—	—	—	—
Jeffrey I. Badgley	12,000	448,440	15,734	587,980
Josias W. Reyneke	4,000	149,480	15,734	587,980
Vincent Tiano	4,000	149,480	15,734	587,980

45

PROXY STATEMENT	Executive Compensation Tables

(1)	Consisted of time-based restricted stock units granted on March 1, 2022, that vest in five equal annual installments commencing on March 1, 2023. The awards are generally subject to the executive’s continued service with the Company through the applicable vesting dates. Each restricted stock unit represents a contingent right to receive one share of Common Stock.
(2)	The market value of these awards was computed based on the closing price of the Company’s Common Stock on December 31, 2025, of $37.37.
(3)	Equity incentive plan awards issued and outstanding as of December 31, 2025, consisted of (i) time-based restricted stock units granted on March 6, 2024, that vest in three equal annual installments commencing on March 6, 2025, and (ii) time-based restricted stock unit awards granted on March 15, 2025, that vest in three equal annual installments commencing on March 15, 2026. The awards are generally subject to the executive’s continued service with the Company through the applicable vesting dates. Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock.
(4)	The market value of these awards was computed based on the closing price of the Company’s Common Stock on December 31, 2025, of $37.37.

Stock Vested in Fiscal Year 2025

The following table provides information about the value realized by the named executive officers from their stock awards that vested during the year ended December 31, 2025:

	Stock Awards (1)
Name	Number of Shares Acquired on Vesting #	Value Realized on Vesting $
William G. Miller II	28,635	1,468,084
Deborah L. Whitmire	11,063	582,798
William G. Miller	—	—
Jeffrey I. Badgley	8,893	481,958
Josias W. Reyneke	4,893	250,278
Vincent Tiano	4,893	250,278

(1)

Represents the vesting of time-based restricted stock units on March 1, 2025, and March 6, 2025. The value realized on vesting of these restricted stock units was computed based on the closing price of the Company’s Common Stock on February 28, 2025 of $57.92 and March 6, 2025 of $46.47. Each restricted stock unit represents a contingent right to receive one share of Common Stock.

Equity Compensation Plan Information

The table below summarizes information relating to our equity compensation plans as of December 31, 2025:

Plan Category	(a) Number of Securities Underlying Outstanding Options, Warrants, Restricted Stock Units and Rights (1) #	(b) Weighted Average Exercise Price of Outstanding Options, Restricted Stock Units, Warrants and Rights (2) #	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3) #
Equity compensation plans approved by shareholders	249,962	—	601,467
Equity compensation plans not approved by shareholders	—	—	—
TOTAL	249,962	—	601,467

(1)	Consists of unvested time-based restricted stock unit awards granted under the Company’s 2016 Stock Incentive Plan (the “2016 Plan”), the 2025 Stock Incentive Plan (the “2025 Plan”), and the 2023 Non-Employee Director Stock Plan. Each restricted stock unit represents a contingent right to receive one share of Common Stock. The Company adopted the 2025 Plan, which was approved by shareholders at the 2025 annual meeting of shareholders in May 2025 and replaced the 2016 Plan. While previously-granted awards remain outstanding under the 2016 Plan as of December 31, 2025, no new awards can be granted under the 2016 Plan.
(2)	The weighted-average exercise price does not take into account outstanding restricted stock unit awards, which have no exercise price.
(3)	Includes shares of Common Stock remaining available for future issuance as of December 31, 2025 under (i) the 2025 Plan, and (ii) the Company’s 2023 Non-Employee Director Stock Plan. Pursuant to the 2025 Plan, each restricted stock unit that may be settled in shares of Common Stock shall be counted as one share subject to an award and deducted from the plan’s share pool. An additional 64,633 restricted stock units were granted during 2026 pursuant to the 2025 Plan. The restricted stock units granted during 2026 are not reflected as outstanding in the above table since the information is presented as of December 31, 2025.

46 | 2026 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

Potential Payment upon Termination or Change in Control

Change in Control Provisions

2025 Change in Control Provisions

The CIC Plan that was in effect during fiscal 2025 is described in detail under the heading “Compensation Discussion and Analysis – Change in Control Plan for 2025”. Under that CIC Plan, upon a change in control of the Company or upon a qualifying termination without a change in control, for each of the named executive officers, the estimated payments and benefits are as follows if the change in control or qualifying termination was effective as of December 31, 2025:

Name	Cash Severance Payment (1)	Value of Accelerated Stock Vesting (2)
William G. Miller II	$8,964,479	$4,277,769
Deborah L. Whitmire (3)	3,012,804	1,477,423
William G. Miller	4,590,582	—
Jeffrey I. Badgley	2,318,158	1,036,420
Josias W. Reyneke	1,711,289	737,460
Vincent Tiano	1,696,203	737,460
(1)	Consists of the following: (i) a severance amount equal to the named executive officer’s payout multiple, multiplied by the sum of his or her base salary and the average annual cash bonus for the prior three years, (ii) his or her pro-rated annual bonus for 2025, and (iii) eighteen times the monthly COBRA premium to continue coverage under the Company’s group health plan.
(2)	Reflects all unvested time-based equity awards, which would vest fully upon the triggering event. The market value of these awards was computed based on the closing price of the Company’s Common Stock on December 31, 2025, of $37.37.
(3)	Amount excludes any payments with respect to COBRA premiums because Ms. Whitmire was not covered under the Company’s health insurance plans during 2025.

2026 Severance Plan

In March 2026, the Committee approved the Second Amended and Restated Severance Protection Plan, which was further amended and became the Third Amended and Restated Severance Protection Plan in April 2026. The plan, as amended, removed the prior plan’s “single-trigger” change in control severance framework. The current plan no longer provides severance benefits to participating executive officers solely in connection with, or as a result of, a change in control of the Company. Under the current plan, severance benefits are payable to a participating executive officer only upon a qualifying termination, which is limited to termination of the executive officer’s employment by the Company without “cause”, upon death or “disability” of the executive officer, or by a resignation by the executive officer for “good reason”, in each case as defined in the amended plan.

In connection with the adoption of the amended plan, each of the executive officers of the Company entered into a participation letter, pursuant to which each participant expressly agreed to be bound by the terms of the plan. In addition, each participant in the plan acknowledged that receipt of severance benefits pursuant to the plan is contingent upon his or her execution of a general release of claims at the time of his or her qualifying termination.

CEO Pay Ratio

We pay for performance and impact by linking incentive pay to Company performance and seek to invest in positive experiences that have the greatest impact on the engagement and well-being of our employees. The executive compensation program is incentive-based and weighted towards long-term awards to emphasize long-term performance and support retention. Our executive compensation program is designed to attract and retain top-tier talent in a competitive market and to “pay for performance” in order to drive business results and maximize shareholder value.

To identify the median employee, as well as determine the annual compensation of the median employee, we used the following methodology:

◾	The median employee was identified using the Company’s employee population on December 31, 2025.

47

PROXY STATEMENT	Executive Compensation Tables

◾	The Company determined that, as of December 31, 2025, its population of employees consisted of 1,535 employees, the large majority of which are located in the United States. This population consisted of the Company’s full-time, part-time, seasonal, and temporary employees.
◾	To identify the median employee from the Company’s employee population, the Company compared the amount of total taxable wages paid to its employees during 2025, as reported to the Internal Revenue Service on Form W-2 for U.S. employees or the equivalent agency for non-U.S. employees. For purposes of the compensation elements paid in Euro and GBP, the Company applied a Euro to U.S. dollar exchange rate and a GBP to U.S. dollar exchange rate, using the average yearly rate of exchange during 2025 of: (i) Euros to U.S. dollars of 1.1298, and (ii) GBP to U.S. dollars of 1.3182. No cost-of-living adjustments were made in identifying the median employee.
◾	We determined annual total compensation, including any perquisites and other benefits, in the same manner we determine the annual total compensation of our CEO for purposes of the Summary Compensation Table.

This resulted in the median employee’s annual total compensation as shown below:

Annual Compensation
Median Employee	$59,793
CEO (Mr. Miller II)	$4,748,987
CEO Pay Ratio	79

Based on this information for fiscal 2025, we reasonably estimate that the ratio of our CEO’s annual total compensation to the annual total compensation of our median employee was 79 to 1. Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to our pay ratio reported above.

48 | 2026 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance.

	Summary Compensation Table Total		Compensation Actually Paid				Value of Initial Investment Based On:
Year	CEO (William G. Miller II) (1) ($)	CEO (Jeffrey I. Badgley) (1) ($)	CEO (William G. Miller II) (1)(2) ($)	CEO (Jeffrey I. Badgley) (1)(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs (3) ($)	Average Compensation Paid to Non-CEO NEOs (3) ($)	Miller Industries TSR* ($)	Peer Group TSR* (4) ($)	Net Income (in thousands) ($)	Adjusted Pretax Income (in thousands) (5) ($)
2025	4,748,987	–	2,323,181	–	1,350,675	872,685	108	91	23,014	50,422
2024	5,659,228	–	7,399,482	–	1,576,704	2,004,340	194	82	63,494	98,814
2023	3,057,145	–	3,825,865	–	1,098,072	1,354,312	124	83	58,291	86,929
2022	2,769,503	1,723,992	2,572,103	1,625,292	844,815	795,465	77	70	20,346	29,585
2021	689,213	689,213	689,213	689,213	413,604	413,604	94	93	16,255	22,265

(1)	The table below reflects compensation amounts for two Chief Executive Officers for fiscal 2022 and 2021. Prior to March 7, 2022, William G. Miller II, the “First Co-CEO”, and Jeffrey I. Badgley, the “Second Co-CEO”, served together as co-Chief Executive Officers of the Company. Effective March 7, 2022, Mr. Miller II was appointed as the Company’s sole Chief Executive Officer and Mr. Badgley was appointed as the Company’s President of International and Military.
(2)	The dollar amounts reported in these columns represent the amount of “compensation actually paid” to Mr. Miller II and Mr. Badgley, as applicable, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to either Mr. Miller II or Mr. Badgley during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to each of Mr. Miller II’s and Mr. Badgley’s total compensation for each year to determine the compensation actually paid.
(3)	The dollar amounts reported in these columns represent the average amount of “compensation actually paid” to the non-CEO named executive officers (“NEOs”), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-CEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the adjustments in the table below were made to the average of the non-CEO NEO’s total compensation for each year to determine the compensation actually paid. The names of the non-CEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2025, 2024, and 2023, Deborah L. Whitmire, William G. Miller, Jeffrey I. Badgley, Josias W. Reyneke, and Vincent Tiano, (iii) for 2022, William G. Miller, Deborah L. Whitmire, Vincent Tiano, Josias W. Reyneke and Jamison Linden (iv) for 2021, Deborah L. Whitmire, Josias W. Reyneke, Vincent Tiano and Jamison Linden.
(4)	Represents the weighted total shareholder return (“TSR”) of the peer group described below (the “Peer Group”), weighted according to the respective companies’ stock market capitalization at the beginning of each calendar year. The Peer Group used for this purpose is a peer group recommended by the Compensation Committee’s independent compensation consultant, Pearl Meyer, which group was used and referred to by the Compensation Committee in connection with its review of the Company’s executive compensation program. The Peer Group for fiscal 2021, and 2022 consisted of: Astec Industries, Inc. (ASTE); Blue Bird Corp. (BLBD); CIRCOR International, Inc. (CIR); Commercial Vehicle Group, Inc. (CVGI); Douglas Dynamics, Inc. (PLOW); Enerpac Tool Group Corp. (EPAC); L.B. Foster Co. (FSTR); Motorcar Parts of America, Inc. (MPAA); NN, Inc. (NNBR); Park-Ohio Holdings Corp. (PKOH); Shyft Group Inc. (SHYF); and Stoneridge, Inc. (SRI). In October 2023, CIRCOR International, Inc., was acquired by a global investment firm. As a result, its shares ceased to trade on the NYSE. Correspondingly, the Company removed CIRCOR International, Inc., from its Peer Group TSR data for fiscal 2023, 2024, and 2025. The Company also added The Manitowoc Company, Inc. (MTW) to its Peer Group for fiscal 2025.
(5)	Adjusted Pretax Income is a non-GAAP measure. See “Compensation Discussion and Analysis – 2025 Executive Annual Bonus Program” for more information regarding this non-GAAP financial measure.

*	Total Shareholder Return

49

PROXY STATEMENT	Executive Compensation Tables

Item and Value Added (Deducted)

	2025	2024	2023	2022		2021
CEO	William G. Miller II	William G. Miller II	William G. Miller II	William G. Miller II	Jeffrey I. Badgley	William G. Miller II	Jeffrey I. Badgley
SCT total compensation	$4,748,987	$5,659,228	$3,057,145	$2,769,503	$1,723,992	$689,213	$689,213
Adjustments for stock awards
Deduct grant date fair value of equity awards granted in applicable fiscal year (as reported in Summary Compensation Table)	(2,556,840)	(2,249,263)	—	(1,797,000)	(898,500)	—	—
Add fair value of equity awards granted in applicable fiscal year as of year end	2,137,564	3,261,856	—	1,599,600	799,800	—	—
Add change in fair value of unvested equity awards from end of prior fiscal year to end of applicable year	(1,603,015)	830,520	750,240	—	—	—	—
Add change in fair value of vested equity awards from end of prior fiscal year to vesting date	(403,515)	(102,859)	18,480	—	—	—	—
Compensation actually paid (as calculated above pursuant to SEC rules)	$2,323,181	$7,399,482	$3,825,865	$2,572,103	$1,625,292	$689,213	$689,213

Average NEOs	2025	2024	2023	2022	2021
SCT total compensation	$1,350,675	$1,576,704	$1,098,072	$844,815	$413,604
Adjustments for stock awards
Deduct grant date fair value of equity awards granted in applicable fiscal year (as reported in Summary Compensation Table)	(422,442)	(371,611)	—	(449,250)	—
Add fair value of equity awards granted in applicable fiscal year as of year end	353,169	539,100	—	399,900	—
Add change in fair value of unvested equity awards from end of prior fiscal year to end of applicable year	(332,991)	276,840	250,080	—	—
Add change in fair value of vested equity awards from end of prior fiscal year to vesting date	(75,725)	(16,692)	6,160	—	—
Compensation actually paid (as calculated above pursuant to SEC rules)	$872,685	$2,004,340	$1,354,312	$795,465	$413,604

50 | 2026 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

Relationship Between Compensation Actually Paid and Performance Measures

The following graphs further illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. In addition, the first graph below further illustrates the relationship between Company TSR and that of the Company’s Peer Group. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs was calculated in accordance with SEC rules and does not fully represent the actual final amount of compensation earned by, or actually paid to, our NEOs during the applicable years.

Compensation Actually Paid and Cumulative TSR

Compensation Actually Paid vs Cumulative Total Shareholder Return
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Total Shareholder Return
$250
$200
$150
$100
$50
$-
2021
2022
2023
2024
2025
First Co-CEO CAP
Second Co-CEO CAP
NEO - Average CAP
TSR - MLR
TSR - Peer Group

51

PROXY STATEMENT	Executive Compensation Tables

Compensation Actually Paid and Net Income

Compensation Actually Paid vs Net Income
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Net Income
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$-
2021
2022
2023
2024
2025
First Co-CEO CAP
Second Co-CEO CAP
NEO - Average CAP
Net Income

52 | 2026 PROXY STATEMENT

PROXY STATEMENT	Executive Compensation Tables

Compensation Actually Paid and Adjusted Pretax Income (a Non-GAAP Measure)

Compensation Actually Paid vs Adjusted Pretax Income
Compensation Actually Paid
$8,000,000
$7,000,000
$6,000,000
$5,000,000
$4,000,000
$3,000,000
$2,000,000
$1,000,000
$-
Adjusted Pretax Income
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
$-
2021
2022
2023
2024
2025
First Co-CEO CAP
Second Co-CEO CAP
NEO - Average CAP
Adjusted Pretax Income

The following table lists the five financial performance measures that we believe represent the most important financial performance measures we used to link compensation paid to our NEOs to our performance.

(in thousands, except total shareholder return and earnings per share, diluted)
Measure	2025	2024	2023	2022	2021
Revenue	$790,271	$1,257,500	$1,153,354	$848,456	$717,476
EBITDA (a non-GAAP measure)(1)	$46,840	$98,128	$93,001	$40,873	$34,157
Adjusted Pretax Income (a non-GAAP measure)(2)	$50,422	$98,814	$86,929	$29,585	$22,265
Total Shareholder Return	$108	$194	$124	$77	$94
Earnings Per Share, Diluted	$1.98	$5.47	$5.07	$1.78	$1.42
(1)	EBITDA is a non-GAAP financial measure and is defined as earnings before interest, taxes, depreciation and amortization.
(2)	See “Compensation Discussion and Analysis – 2025 Executive Annual Bonus Program” for a definition of this non-GAAP financial measure.

53

PROXY STATEMENT	Security Ownership of Certain Beneficial Owners and Management

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Directors and Executive Officers

The following table sets forth, as of March 31, 2026, certain information with respect to the beneficial ownership of our Common Stock, as defined in Rule 13d-3 of the Exchange Act by (i) each director, (ii) each person listed in the Summary Compensation Table in this proxy statement, and (iii) all current executive officers and directors as a group. Except as otherwise indicated, each of the persons listed has sole voting and investment power with respect to the shares included in the table.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Theodore H. Ashford III	19,399	*
Jeffrey I. Badgley (3)	25,192	*
Peter Jackson	5,988	*
William G. Miller	295,666	2.6%
William G. Miller II (4)	72,715	*
Dr. Javier Reyes	5,988	*
Josias W. Reyneke (5)	13,032	*
Dr. Susan Sweeney	5,988	*
Vincent Tiano (5)	13,032	*
Leigh Walton	10,474	*
Deborah L. Whitmire (6)	29,955	*
All Directors and Executive Officers as a Group (12 persons) (7)(8)	510,461	4.5%
*	Less than one percent.
(1)	Includes shares of Common Stock of which the named person or entity has the right to acquire beneficial ownership within 60 days of March 31, 2026 through the exercise of any stock option or other right. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 8503 Hilltop Drive, Ooltewah, Tennessee 37363.
(2)	The percentage of beneficial ownership is based on 11,371,730 shares of Common Stock issued and outstanding as of March 31, 2026, and represents the percentage that the named person or entity would beneficially own if such person or entity, and only such person or entity, exercised all options and rights to acquire shares of Common Stock that are held by such person or entity and that are exercisable within 60 days of March 31, 2026.
(3)	Excludes 21,665 shares represented by outstanding and unvested time-based restricted stock units.
(4)	Excludes 96,500 shares represented by outstanding and unvested time-based restricted stock units.
(5)	Excludes 17,665 shares represented by outstanding and unvested time-based restricted stock units.
(6)	Excludes 33,010 shares represented by outstanding and unvested time-based restricted stock units. Amount of shares reflected for Ms. Whitmire was rounded down to the nearest whole share.
(7)	Includes Frank Madonia, the Company’s Executive Vice President, Secretary and General Counsel.
(8)	Excludes 204,170 shares represented by outstanding and unvested time-based restricted stock units.

Beneficial Owners of More than 5% of Common Stock

The following table sets forth, as of March 31, 2026, certain information with respect to the ownership of our Common Stock by each person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock.

54 | 2026 PROXY STATEMENT

PROXY STATEMENT	Security Ownership of Certain Beneficial Owners and Management

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
FMR LLC (2) 245 Summer Street Boston, Massachusetts 02210	1,327,090	11.7%
BlackRock, Inc (3) 50 Hudson Yards New York, New York 10001	866,860	7.6%
Dimensional Fund Advisors LP (4) 6300 Bee Cave Road, Building One Austin, Texas 78746	758,376	6.7%
Neuberger Berman Group LLC (5) 1290 Avenue of the Americas New York, New York 10104	757,082	6.7%

(1)	The percentage of beneficial ownership is based on 11,371,730 shares of Common Stock issued and outstanding as of March 31, 2026, and represents the percentage that the named person or entity would beneficially own if such person or entity, and only such person or entity, exercised all options and rights to acquire shares of Common Stock that are held by such person or entity and that are exercisable within 60 days of March 31, 2026.
(2)	Based solely on a Schedule 13G/A filed with the SEC on August 5, 2025, by FMR LLC and Abigail P. Johnson, which reported that, as of June 30, 2025, FMR LLC has sole voting power over 1,326,157 shares of Common Stock and sole dispositive power over 1,327,090.34 shares of Common Stock, and Abigail P. Johnson has sole dispositive power over 1,327,090.34 shares of our Common Stock. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.
(3)	Based solely on a Schedule 13G/A filed with the SEC on January 21, 2026, by BlackRock, Inc., which reported that, as of December 31, 2025, BlackRock, Inc. has sole voting power over 855,817 shares of our Common Stock and sole dispositive power over 866,860 shares of our Common Stock.
(4)	Based solely on a Schedule 13G/A filed with the SEC on April 15, 2025, by Dimensional Fund Advisors LP, which reported that, as of March 31, 2025, Dimensional Fund Advisors LP has sole voting power over 745,211 shares of our Common Stock and sole dispositive power over 758,376 shares of our Common Stock. Dimensional Fund Advisors LP is an investment adviser that furnishes investment advice to four investment companies and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (the "Dimensional Funds"). Subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. Fund Advisors LP or its subsidiaries (collectively, "Dimensional") may possess voting and/or investment power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Dimensional Funds. However, all securities reported in this schedule are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities.
(5)	Based solely on a Schedule 13G filed with the SEC on April 4, 2025, by Neuberger Berman Group LLC and Neuberger Berman Investment Advisers LLC, which reported that, as of March 31, 2025, Neuberger Berman Group LLC has shared voting power over 737,954 shares of Common Stock and shared dispositive power over 757,082 shares of Common Stock and Neuberger Berman Investment Advisers LLC has shared voting power of 737,926 shares of Common Stock and shared dispositive power over 757,054 shares of Common Stock. Neuberger Berman Trust Co N.A., Neuberger Berman Trust Co of Delaware N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC, and Neuberger Berman Investment Advisers LLC and certain affiliated persons may be deemed to be beneficial owners of these shares in their various fiduciary capacities by virtue of the provisions of Exchange Act Rule 13d-3. Neuberger Berman Group LLC, through its subsidiaries Neuberger Berman Investment Advisers Holdings LLC and Neuberger Trust Holdings LLC, controls Neuberger Berman Trust Co N.A., Neuberger Berman Asia Ltd., Neuberger Berman Canada ULC, Neuberger Berman Trust Co of Delaware N.A. and Neuberger Berman Investment Advisers LLC and certain affiliated persons.

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PROXY STATEMENT	PROPOSAL 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for Fiscal Year Ending December 31, 2026

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Elliott Davis, LLC was appointed by the Audit Committee as our independent registered public accountant for our current fiscal year which will end on December 31, 2026. We are asking our shareholders to ratify the appointment of Elliott Davis, LLC, who has served as our independent registered public accountant for over 20 years. Representatives of Elliott Davis, LLC are expected to be available at the Annual Meeting to respond to any shareholder questions that may be asked and will be given the opportunity to make a statement if they so desire. For a description of the fees for services rendered by Elliott Davis, LLC in fiscal 2024 and 2025, and a description of our policy regarding the approval of audit and non-audit services, see “Principal Accountant Fees and Services” and “Pre-Approval of Audit and Non-Audit Services” below.

Though ratification by the shareholders is not required by law, the Board has determined that it is desirable to request approval of this selection by the shareholders. If our shareholders fail to ratify the appointment, the Audit Committee will consider this factor when making any determination regarding Elliott Davis, LLC. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accountant at any time during the year if it determines that such a change would be in the Company’s best interests and those of its shareholders.

✓	The Board recommends that you vote FOR the ratification of the appointment Elliott Davis, LLC as our independent registered public accounting firm for the year ending December 31, 2026.

56 | 2026 PROXY STATEMENT

PROXY STATEMENT	Report of the Audit Committee

Report of the Audit Committee

The Company’s Audit Committee is comprised entirely of independent members, as required by applicable listing standards of the NYSE, and acts pursuant to a written charter. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent registered public accountants, Elliott Davis, LLC are responsible for performing an independent audit of the Company’s consolidated financial statements and an audit of the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (U.S.) (PCAOB) and issuing reports with respect to these matters, including expressing an opinion on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and the independent registered public accountants, and has discussed with the Company’s independent registered public accountants the matters required by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accountants their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accountants is compatible with maintaining such accountants’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles, or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the PCAOB, that the consolidated financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s independent registered public accountants are in fact “independent”.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

The Audit Committee:
Dr. Susan Sweeney, Chair
Theodore H. Ashford III
Peter Jackson
Dr. Javier Reyes
Leigh Walton

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PROXY STATEMENT	Independent Registered Public Accountant’s Fees and Services

Principal Accountant Fees and Services

The following table shows aggregate fees and related expenses for professional services rendered by Elliott Davis, LLC for fiscal 2025 and fiscal 2024:

Principal Fees	Fiscal 2025	Fiscal 2024
Audit Fees (1)	$904,478	$553,944
Audit-Related Fees (2)	29,120	3,000
Tax Fees (3)	275,673	410,510
All Other Fees	—	—
TOTAL	$1,209,271	$967,454

(1)	Audit fees include fees paid to Elliott Davis, LLC related to the annual audit of consolidated financial statements, the annual audit of the effectiveness of internal control over financial reporting, the review of financial statements included in Quarterly Reports on Form 10-Q, and review of other SEC filings. The increase in audit fees in 2025 was primarily due to cybersecurity matters, expanding audit requirements, and work associated with the acquisition of Omars – S.p.A.
(2)	Represents fees for professional services provided for assurance and services related to the performance of the audit and review of financial statements.
(3)	Represents fees for professional services related to tax compliance and tax planning.

Pre-Approval of Audit and Non-Audit Services

The Audit Committee of the Board of Directors is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm. In this regard, the Audit Committee pre-approves all audit and permitted non-audit services to be performed by the Company’s independent registered public accountant, including the annual audit services engagement. All services provided by Elliot Davis, LLC in 2025 and 2024 were pre-approved by the Audit Committee.

58 | 2026 PROXY STATEMENT

PROXY STATEMENT	Voting Information

VOTING INFORMATION

Notice Regarding the Availability of Proxy Materials

The Company posted materials related to the Annual Meeting on the Internet. The following materials are available on the Internet at www.millerind.com through the “Investors” link:

◾	this proxy statement for the Annual Meeting; and
◾	the Company’s 2025 Annual Report to Shareholders (which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, other than the exhibits thereto).

Shareholders Entitled to Vote

Holders of record of the Company’s Common Stock at the close of business on March 31, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting. This means that our shareholders as of the close of business on that date are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, the Company had issued and outstanding 11,371,730 shares of Common Stock. Each outstanding share entitles its holder to one vote.

Quorum for the Annual Meeting

A majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions and broker non-votes will be counted for the purpose of determining a quorum.

Shares Registered to Vote

You may vote either during the Annual Meeting by attending in person and completing a ballot at the Annual Meeting, or by providing a proxy or voting instructions in advance of the meeting. If you decide to vote prior to the Annual Meeting, you may do so in any one of the following three ways:

Voting by Telephone – You may vote your shares by calling the toll-free number 1-800-652- VOTE (8683) by following the instructions on the proxy card. You will need to enter identifying information that appears on your proxy card.

Voting by Internet – You may vote your shares electronically using the Internet at www.investorvote.com/MLR by following the instructions on the proxy card. You will need to enter identifying information that appears on your proxy card.

Voting by Proxy Card – You may vote by completing, signing, dating, and returning the proxy card in the enclosed postage pre-paid envelope.

Shares Held in Street Name

If your shares are held in the name of a broker or nominee (i.e., in “street name”), refer to the instructions provided by your broker or nominee regarding how to vote your shares. If you do not return voting instructions to your broker or nominee by its deadline, your shares may be voted by your broker or nominee.

Revoking a Proxy or Voting Instructions

A shareholder of record who votes over the Internet or by telephone may revoke the proxy by:

◾	Attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person;
◾	Filing with the Secretary of the Company a written revocation; or
◾	Executing and delivering a timely and valid proxy card bearing a later date.

Unless revoked, where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such choice. If no choice is specified, such shares will be voted in accordance with the Board’s recommendations on the proposals in this proxy statement and in the discretion of the proxy holders on any other matter that may properly come

59

PROXY STATEMENT	Voting Information

before the meeting. If you hold shares of Common Stock in street name, you must follow the instructions given by your broker or nominee to change your voting instructions.

Other Business

As of the time this proxy statement was printed, management was unaware of any proposals to be presented for consideration at the Annual Meeting other than those set forth herein, but if other matters do properly come before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy according to their best judgment.

60 | 2026 PROXY STATEMENT

PROXY STATEMENT	Other Information

OTHER INFORMATION

Proxy Solicitation Costs

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling, and mailing this proxy statement. The Company’s executive officers or employees, who will not receive compensation for their services other than their regular salaries, may solicit proxies personally or by telephone. The Company does not anticipate paying any other compensation to any other party for solicitation of proxies but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

Annual Report

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is available on our website at www.millerind.com under the “Investors” section. You may request a free copy of our Annual Report on Form 10-K and this proxy statement by writing to Miller Industries, Inc., Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

Deadline for Shareholder Proposals for 2027 Annual Meeting

Any proposal intended to be considered for inclusion in the Company’s proxy materials relating to the Company’s 2027 annual meeting of shareholders must be received by the Secretary of the Company, in writing, not later than December 9, 2026. Any such shareholder proposal must meet all the requirements for inclusion established by the Securities and Exchange Commission in effect at the time, including Rule 14a-8 of the Exchange Act.

Any other proposal to nominate a candidate for director or propose any other business at the Company’s 2027 annual meeting of shareholders must be received, in writing, by the Secretary of the Company no later than 90 nor more than 120 days before the meeting (which deadline is currently expected to be between January 22, 2027, and February 21, 2027, respectively). The written notice provided to the Secretary of the Company must meet the requirements of, and be in compliance with, the Company’s bylaws, which include information required under Rule 14a-19 of the Exchange Act. Because the advance notice provisions of the Company’s bylaws require earlier notice than Rule 14a-19, all notices required under Rule 14a-19 must also be received by our Corporate Secretary not later than the close of business on February 21, 2027.

Proposals and requests for copies of the Company’s bylaws (which will be made available to shareholders free of charge on request), should be addressed to Attention: Frank Madonia, Executive Vice President, Secretary and General Counsel, Miller Industries, Inc., 8503 Hilltop Drive, Ooltewah, Tennessee 37363.

Householding

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single proxy statement and annual report with separate proxy cards will be delivered to multiple shareholders who share an address, unless we receive other instructions. If you are a beneficial owner and receive multiple copies of our proxy materials and you would like to receive only one copy, or if you and another shareholder receive only one copy and would like to receive multiple copies, contact your bank, broker, or other nominee.

By Order of the Board of Directors

/s/ Frank Madonia

Executive Vice President, Secretary and General Counsel

61

01 - Theodore H. Ashford III 04 - William G. Miller II 07 - Leigh Walton 02 - Peter Jackson 05 - Dr. Javier Reyes 03 - William G. Miller 06 - Dr. Susan Sweeney 72AV For Withhold For Withhold For Withhold Miller Industries, Inc. A Proposals — The Board of Directors recommends a vote FOR all nominees and FOR Proposals 2 and 3. 0498SA 2. To approve, on an advisory basis, the compensation of our named executive officers. 3. To ratify the appointment of Elliott Davis, LLC as our independent registered public accounting firm for the fiscal year ending December 31, 2026. 1. Election of Directors. For Against Abstain For Against Abstain Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians, custodians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign their full corporate name by a duly authorized officer. If a partnership, sign in full partnership name as an authorized signatory. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/MLR or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 p.m., Eastern Time, on May 21, 2026. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/MLR Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/MLR This Proxy is Solicited by the Board of Directors for the Annual Meeting of Shareholders to be Held on May 22, 2026 The undersigned shareholder of Miller Industries, Inc. hereby constitutes and appoints William G. Miller, William G. Miller II and Frank Madonia, or any of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned’s shares of Common Stock of Miller Industries, Inc., at the Annual Meeting of Shareholders to be held at the Hilton Garden Inn Hotel, 879 College Drive, Dalton, Georgia 30720, on Friday, the 22nd of May, 2026, at 9:00 a.m., Eastern Time, and at any and all adjournments or postponements thereof as indicated on the reverse side. This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to Computershare Investor Services, LLC, PO Box 43078, Providence, RI 02940-3078, in the accompanying prepaid envelope. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSALS 2 AND 3, AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED. It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated April 8, 2026 and the Proxy Statement furnished therewith. Proxy — Miller Industries, Inc. C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below.